SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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OVERLAND STORAGE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OVERLAND STORAGE, INC.

9112 Spectrum Center Boulevard

San Diego, California 92123

May 10, 2011

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Overland Storage, Inc. to be held at the CityView Plaza Conference Center located at 100 W. San Fernando Street, San Jose, CA 95113, on Tuesday, June 14, 2011 at 9:00 a.m. (Pacific Time).

The attached notice of annual meeting and proxy statement include the agenda for the annual meeting, explain the matters that we will discuss at the meeting and provide general information about our company.

Your vote is very important. Whether or not you plan to attend the annual meeting, please complete, sign, date and return the enclosed proxy card as soon as possible to ensure your representation at the meeting. We have provided a postage-paid envelope for your convenience. If you plan to attend the annual meeting and prefer to vote in person, you may still do so even if you have already returned your proxy card.

If you are a shareholder of record (that is, if your stock is registered with us in your own name), then you may vote by telephone or electronically via the Internet by following the instructions included in the proxy statement and with your proxy card. If your shares are registered in the name of a broker or other nominee, your nominee may be participating in a program provided through Broadridge Financial Solutions, Inc. that allows you to vote by telephone or via the Internet. If so, the voting form that your nominee sends you will provide telephone and Internet instructions.

We look forward to seeing you at the annual meeting.

Sincerely,

ERIC L. KELLY

President and Chief Executive Officer

OVERLAND STORAGE, INC.

9112 Spectrum Center Boulevard

San Diego, California 92123

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 14, 2011

The annual meeting of shareholders of Overland Storage, Inc. will be held at the CityView Plaza Conference Center located at 100 W. San Fernando Street, San Jose, CA 95113, on Tuesday, June 14, 2011 at 9:00 a.m. (Pacific Time) for the following purposes:

1.	To elect as directors the following nominees recommended by the Board of Directors: Robert A. Degan, Nora M. Denzel, Joseph A. De Perio, Eric L. Kelly, Scott McClendon and Shmuel Shottan;

2.	To approve an amendment to our Amended and Restated Articles of Incorporation to increase the authorized number of shares of our common stock from 45,100,000 shares to 90,200,000 shares;

3.	To approve amendments to our 2009 Equity Incentive Plan, including an increase in the number of shares of common stock available for award grant purposes under the 2009 Equity Incentive Plan by 3,200,000 shares of common stock;

4.	To approve amendments to our 2006 Employee Stock Purchase Plan, including an increase in the number of shares reserved for issuance under the 2006 Employee Stock Purchase Plan by 600,000 shares;

5.	To ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending July 3, 2011; and

6.	To transact any other business that may properly come before the annual meeting or any adjournment or postponement of the meeting.

The foregoing items of business are more fully described in the proxy statement.

The Board of Directors has fixed the close of business on April 21, 2011 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and at any adjournment or postponement thereof. A list of shareholders entitled to vote at the annual meeting will be available for inspection at our offices.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

This proxy statement, along with our 2010 Annual Report on Form 10K and proxy card are available on-line at http://proxy.overlandstorage.com.

By order of the Board of Directors,

KURT L. KALBFLEISCH
Dated: May 10, 2011	Secretary

All shareholders are cordially invited to attend the annual meeting in person. Whether or not you expect to attend the annual meeting, please complete, sign, date and return the enclosed proxy card as soon as possible to ensure your representation at the meeting. A postage-paid return envelope is enclosed for your convenience. Shareholders with shares registered directly with our transfer agent, Wells Fargo Shareowner Services, may choose to vote those shares via the Internet at http://www.eproxy.com/ovrl, or telephonically, within the United States and Canada, by calling 1-800-560-1965. Shareholders holding shares with a broker, bank or other nominee may also be eligible to vote via the Internet or telephonically if their broker, bank or other nominee participates in the proxy voting program provided by Broadridge Financial Solutions, Inc. (“Broadridge”). See “Voting Shares Registered in the Name of a Broker, Bank or Other Nominee” in the proxy statement for further details on the Broadridge program. Even if you have given your proxy, you may still vote in person if you attend the annual meeting. Please note, however, that if a broker, bank or other nominee holds your shares of record and you wish to vote at the annual meeting, then you must obtain from the record holder a proxy issued in your name.

OVERLAND STORAGE, INC.

9112 Spectrum Center Boulevard

San Diego, California 92123

2010 PROXY STATEMENT

General Information

The Board of Directors of Overland Storage, Inc., a California corporation, is providing these proxy materials to you in connection with the solicitation of proxies for use at our 2010 annual meeting of shareholders. The meeting will be held at the CityView Plaza Conference Center located at 100 W. San Fernando Street, San Jose, CA 95113, on Tuesday, June 14, 2011 at 9:00 a.m. (Pacific Time) or at any adjournment or postponement thereof, for the purposes stated herein. This proxy statement summarizes the information that you will need to know to vote in an informed manner.

Voting Rights and Outstanding Shares

We will begin mailing this proxy statement and the accompanying proxy card on or about May 10, 2011 to all shareholders of record that are entitled to vote. Each share of our common stock that you own entitles you to one vote on all matters to be voted upon at the annual meeting. Only shareholders that owned our common stock at the close of business on April 21, 2011, the record date, are entitled to vote at the annual meeting. On the record date,              shares of our common stock were outstanding.

The proxy card indicates the number of shares of our common stock that you own. We will have a quorum to conduct the business of the annual meeting if holders of a majority of the shares of our common stock are present, in person or by proxy. Abstentions and broker non-votes (i.e., shares of common stock held by a broker, bank or other nominee that are represented at the annual meeting, but that the broker, bank or other nominee is not empowered to vote on a particular proposal) will be counted in determining whether a quorum is present at the meeting.

Directors will be elected by a plurality of votes cast by shares present or represented at the annual meeting. Abstentions and broker non-votes will have no impact on the election of directors. Approval of each of the other proposals requires the affirmative vote of (i) a majority of the shares present or represented by proxy and voting at the annual meeting and (ii) a majority of the shares required to constitute the quorum. Only “for” and “against” votes are counted for purposes of determining the votes received in connection with each of the other proposals. Therefore, abstentions and broker non-votes have no effect on determining whether the affirmative vote constitutes a majority of the shares present or represented by proxy and voting at the annual meeting. However, approval of each of the other proposals also requires the affirmative vote of a majority of shares necessary to constitute the quorum, and therefore abstentions and broker non-votes could prevent the approval of each of the other proposals because they do not count as affirmative votes. In order to minimize the number of broker non-votes, we encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the Notice of Annual Meeting of Shareholders.

Voting Shares Registered in Your Name

If you are a shareholder of record, you may vote in one of four ways:

•	Attend the annual meeting and vote in person;

•	Complete, sign, date and return the enclosed proxy card;

•	Vote by telephone following the instructions included with your proxy card and outlined below; or

•	Vote via the Internet following the instructions included with your proxy card and outlined below.

If you are a shareholder of record, then you may go to http://www.eproxy.com/ovrl/ to vote your shares via the Internet. The votes represented by this proxy will be generated on the computer screen and you will be prompted to submit or revise your vote as desired. If you are using a touch-tone telephone and are calling from the United States or Canada, then you may vote your shares by calling 1-800-560-1965 and following the recorded instructions.

Votes submitted by telephone or via the Internet must be received by 9:00 p.m. (Pacific Time) on Monday, June 13, 2011. Submitting your proxy by telephone or via the Internet will not affect your right to vote in person should you decide to attend the annual meeting.

Voting Shares Registered in the Name of a Broker, Bank or Other Nominee

Most beneficial owners whose stock is held in street name will receive instructions for voting their shares from their broker, bank or other nominee, rather than our proxy card.

A number of brokers and banks participate in a program provided through Broadridge that allows shareholders to grant their proxy to vote shares by means of the telephone or via the Internet. If your shares are held in an account with a broker or bank participating in the Broadridge program, then you may vote your shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at Broadridge’s web site at http://www.proxyvote.com.

If you wish to vote in person at the annual meeting, then you must obtain a legal proxy issued in your name from the broker, bank or other nominee that holds your shares of record.

Tabulation of Votes

A representative from our transfer agent, Wells Fargo Shareowner Services, will tabulate the votes. The shares of our common stock represented by proxy will be voted in accordance with the instructions given on the proxy so long as the proxy is properly executed and received by us prior to the close of voting at the annual meeting or any adjournment or postponement of the meeting. If no instruction is given, then the proxy will be voted for the nominees for director and for each of the other proposals. In addition, the individuals that we have designated as proxies for the annual meeting will have discretionary authority to vote for or against any other shareholder matter presented at the meeting.

Revocability of Proxies

As a shareholder of record, once you have submitted your proxy by mail, telephone or via the Internet, you may revoke it at any time before it is voted at the annual meeting. You may revoke your proxy in any one of three ways:

•	You may grant another proxy marked with a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method);

•	You may notify our Secretary in writing that you wish to revoke your proxy before it is voted at the annual meeting; or

•	You may vote in person at the annual meeting.

Solicitation

This solicitation is made by our Board of Directors and we will bear the entire cost of soliciting proxies, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. We will provide copies of solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock that are beneficially owned by others for forwarding to the beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to the beneficial owners. Solicitations will be made primarily through the mail, but may be supplemented by telephone, telegram, facsimile, Internet or personal solicitation by our directors, executive officers, employees or other agents. No additional compensation will be paid to these individuals for these services.

Shareholder Proposals for 2011

Requirements for Shareholder Proposals to be Considered for Inclusion in Overland’s Proxy Materials. Shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and intended to be presented at our 2011 annual meeting of shareholders must be received by us not later than January 10, 2012 in order to be considered for inclusion in our proxy materials for that meeting.

Requirements for Shareholder Proposals to be Brought Before an Annual Meeting. Our bylaws provide that, for shareholder nominations to the Board of Directors or other proposals to be considered at an annual meeting of shareholders, the shareholder must have given timely notice of the proposal or nomination in writing to our Secretary. Since the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of last year’s proxy statement, our bylaws provide that timely notice of the proposal or nomination must be received by our Secretary not later than the close of business on April 29, 2011. To be timely for the 2011 annual meeting of shareholders, a shareholder’s notice must be delivered to, or mailed and received by, our Secretary at our principal executive offices between February 9, 2012 and March 11, 2012. A shareholder’s notice to the Secretary must set forth, as to each matter the shareholder proposes to bring before the annual meeting, the information required by our bylaws.

Separate Copy of Annual Report or Proxy Materials

If you share an address with another shareholder, each shareholder may not receive a separate copy of our annual report and proxy materials. Shareholders who do not receive a separate copy of our annual report and proxy materials and who want to receive a separate copy may request to receive a separate copy of our annual report and proxy materials by writing to Investor Relations at Overland Storage, Inc., 9112 Spectrum Center Boulevard, San Diego, California 92123, or by calling 1-800-729-8725. We undertake to deliver promptly a copy of the annual report or proxy materials, as applicable, upon the receipt of such request. Shareholders who share an address and receive multiple copies of our annual report and proxy materials may also request to receive a single copy by following the instructions above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table outlines the ownership of our common stock as of April 18, 2011 (except as otherwise indicated below) by:

•	each of our directors and nominees for director;

•	each of our named executive officers;

•	all current directors and executive officers as a group; and

•	every person or entity that we know beneficially owns more than 5% of our outstanding common stock.

This table is based upon information supplied by executive officers, directors and principal shareholders and filings with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

	Beneficial Ownership
Beneficial Owner +	Shares of Common Stock Currently Owned		Shares Acquirable Within 60 Days (1)		Total Shares of Common Stock Owned	Percent of Class (2)
5% Shareholders
Special Situations Fund 527 Madison Avenue, Suite 600 New York, NY 10022	3,212,729	(3)	5,967,220	(3)	9,179,949	31.7%

Clinton Group, Inc. 9 West 57th Street, 26th Floor New York, NY 10019	2,832,861	(4)	1,246,458	(4)	4,079,319	16.8%

Marathon Capital Management, LLC 4 North Park Drive, Suite 106 Hunt Valley, MD 21030	3,007,836	(5)	—		3,007,836	13.1%

Stephens Investment Management LLC One Ferry Building, Suite 255 San Francisco, CA 94111	1,011,092	(6)	1,053,037	(6)	2,064,129	8.6%

Executive Officers and Directors
Robert A. Degan	666	(7)	63,088		63,754	*
Nora M. Denzel	666		34,422		35,088	*
Christopher Gopal	18,964		35,099		54,063	*
Kurt L. Kalbfleisch	0		212,999		212,999	*
Eric Kelly	49,975	(8)	852,428		902,403	3.8%
Jillian Mansolf	22,760	(9)	260,477		283,237	1.2%
Scott McClendon	180,963	(10)	122,186		303,149	1.3%
Joseph A. De Perio (11)	—		—		—
Shmuel Shottan	—		—		—
Current directors and executive officers as a group (9 persons)	255,030		1,763,956		2,018,986	8.2%

*	Less than 1%
+	Except as otherwise indicated, the address for each beneficial owner is 9112 Spectrum Center Boulevard, San Diego, CA, 92123.

(1)	With respect to 5% shareholders, includes shares of common stock which could be acquired upon exercise of outstanding warrants. See footnotes (3), (4) and (5) for a description of shares which could be acquired upon exercise of outstanding warrants by each of Special Situations Fund, Clinton Group, Inc. and Stephens Investment Management LLC, respectively. With respect to executive officers and directors, includes shares of common stock which could be acquired upon exercise of stock options which are either currently vested or will vest within 60 days of April 18, 2011 and with respect to Ms. Mansolf and Messrs. Kelly, McClendon and Gopal, shares of common stock which could be acquired upon exercise of outstanding warrants.
(2)	Based on 22,987,210 shares of common stock outstanding on April 18, 2011, and calculated in accordance with Rule 13d-3 promulgated under the Exchange Act.
(3)	The number of shares of common stock currently owned (“Shares”) and the number of shares of common stock acquirable within 60 days pursuant to warrants (“Warrant Shares”) includes 1,322,579 Shares and 2,457,092 Warrant Shares held directly by Special Situations Fund III Q.P., L.P., 945,025 Shares and 1,755,064 Warrant Shares held directly by Special Situations Private Equity Fund, L.P., 132,317 Shares and 245,708 Warrant Shares held directly by Special Situations Technology Fund, L.P. and 812,808 Shares and 1,509,356 Warrant Shares held directly by Special Situations Technology Fund II, L.P. MGP Advisors Limited (“MGP”) is the general partner of the Special Situations Fund III, QP, L.P. AWM Investment Company, Inc. (“AWM”) is the general partner of MGP and the investment adviser to the Special Situations Fund III, QP, L.P., the Special Situations Technology Fund, L.P., the Special Situations Technology Fund II, L.P. and the Special Situations Private Equity Fund, L.P. Austin W. Marxe and David M. Greenhouse are the principal owners of MGP and AWM. Through their control of MGP and AWM, Messrs. Marxe and Greenhouse share voting and investment control over the portfolio securities of each of the funds listed above.
(4)	The number of shares of common stock currently owned (“Shares”) and the number of shares of common stock acquirable within 60 days pursuant to warrants (“Warrant Shares”) include 3,832,861 Shares and 1,246,458 Warrant Shares held directly by Clinton Magnolia Master Fund, Ltd. Clinton Group, Inc. (“CGI”) is the investment manager of CMAG and consequently has voting control and investment discretion over securities held by CMAG. CGI and George Hall, as chief investment officer and president of CGI, may be deemed to beneficially own any securities owned by CGI and CMAG. Each of CGI and Mr. Hall disclaim beneficial ownership of these securities.
(5)	Based on the Schedule 13G filed with the SEC on April 7, 2011, Marathon Capital Management, LLC has sole voting power with respect to 328,000 shares and sole disposal power with respect to 3,007,836 shares.
(6)	The number of shares of common stock currently owned (“Shares”) and the number of shares of common stock acquirable within 60 days pursuant to warrants (“Warrant Shares”) include 458,368 Shares and 351,011 Warrant Shares held directly by Orphan Fund, L.P. (“Orphan Fund”), 273,331 Shares and 175,506 Warrant Shares held directly by Nanocap Fund, L.P. (“Nanocap Fund”) and 279,393 Shares and 526,520 Warrant Shares held directly by Stephens Industry II, L.P. (“Industry Fund”). Stephens Investment Management, LLC (“SIM”) serves as general partner and investment manager for Orphan Fund, Nanocap Fund and Industry Fund. SIM and Paul Stephens, Brad Stephens and Bart Stephens, as managing members and owners of SIM, may be deemed to beneficially own the securities owned by Orphan Fund, Nanocap Fund and Industry Fund, insofar as they may be deemed to have the power to direct the voting or disposition of such securities. Each of SIM and Messrs. Stephens disclaim beneficial ownership as to such securities, except to the extent of its or his pecuniary interest therein.
(7)	Includes 333 shares of common stock held by Mr. Degan’s wife.
(8)	Includes 49,309 shares of common stock owned by Mr. Kelly through his family trust.
(9)	Represents shares of common stock owned by Ms. Mansolf through her family trust.
(10)	Represents 147,297 shares of common stock owned by Mr. McClendon through his family trust, 33,333 shares through his self-directed IRA and 333 shares held by his wife.
(11)	Mr. De Perio was elected to our Board of Directors pursuant to the terms of the Purchase Agreement (as defined in “Proposal 1”) and is the nominee of, and is employed by, CGI. CGI is the investment manager of CMAG. Pursuant to the Purchase Agreement, CMAG acquired 3,832,861 shares of common stock and warrants exercisable to purchase 1,246,458 shares of common stock for total consideration of $5.0 million.

We are aware of no arrangements, including any pledge by any person of our common stock, the operation of which may at a subsequent date result in a change of control of our company.

PROPOSAL NO. 1

TO ELECT AS DIRECTORS THE NOMINEES

RECOMMENDED BY THE BOARD OF DIRECTORS

Our Board of Directors, acting pursuant to our bylaws, has determined that the number of directors constituting the full Board of Directors shall be seven at the present time. Our Board of Directors currently has six members and there is one vacancy. Our bylaws provide that, for shareholder nominations to the Board of Directors to be considered at an annual meeting, the shareholder must have given timely notice of the nomination in writing to our Secretary. Since the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of last year’s proxy statement, our bylaws provide that timely notice of the nomination must be received by our Secretary not later than the close of business on April 29, 2011. Any vacancies on our Board of Directors may be filled in accordance with applicable law and our bylaws.

The Board of Directors has, upon recommendation of the Nominating and Governance Committee, nominated Robert A. Degan, Nora M. Denzel, Joseph A. De Perio, Eric L. Kelly, Scott McClendon and Shmuel Shottan for reelection as members of the Board of Directors. Each of the nominees is currently a director of our company. Each newly-elected director will serve a one-year term until the next annual meeting of shareholders or until such director’s successor is qualified and elected. During the course of a term, the Board of Directors may appoint a new director to fill any vacant seat, including a vacancy caused by an increase in the size of the Board of Directors. The new director will complete the term of the director he or she replaced. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve. However, if any nominee cannot serve, then your proxy will be voted for another nominee proposed by the Board of Directors, or if no nominee is proposed by the Board of Directors, an additional vacancy will occur.

We, as a matter of policy, encourage our directors to attend meetings of shareholders. Each director proposed for election at our 2009 annual meeting of shareholders who was serving as a director at the time (i.e., Ms. Denzel and Messrs. Degan, Kelly, McClendon and Norkus) attended the 2009 annual meeting.

Except as described below, there are no family relationships between any nominees or executive officers of our company, and there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was or is selected as a director or nominee.

Pursuant to the terms of that certain purchase agreement dated as of March 16, 2011, by and between the Company, Clinton Group, Inc. and the other investors party thereto (the “Purchase Agreement”), we agreed to nominate Mr. De Perio, as representative of Clinton Group, Inc., to our Board of Directors. Mr. De Perio was elected to the Board of Directors on April 6, 2011.

Nominees for Director

You are being asked to vote on the six director nominees listed below. Unless otherwise instructed, the proxy holders will vote the proxies received by them for these six nominees. The names of the director nominees, their ages as of April 18, 2011 and other information about them are shown below.

Name of Director Nominee	Age	Director Since	Position
Robert A. Degan	72	2000	Independent Director
Nora M. Denzel	48	2007	Independent Director
Joseph A. De Perio	32	2011	Independent Director
Eric L. Kelly	52	2007	President and Chief Executive Officer
Scott McClendon	71	1991	Chairman of the Board (Independent Director)
Shmuel Shottan	59	2011	Independent Director

Robert A. Degan has been a private investor since January 2000. From November 1998 to December 1999, Mr. Degan served as General Manager of the Enhanced Services & Migration Business Unit (formerly, Summa Four, Inc.) of Cisco Systems, Inc., an Internet networking company. From July 1998 to November 1998, Mr. Degan was Chairman, President and Chief Executive Officer of Summa Four, Inc., and from January 1997 to July 1998, he served as its President and Chief Executive Officer and as a director. Mr. Degan retired from the board of directors of CaminoSoft Corp. in December 2007, FlexiInternational Software, Inc. in July 2006 and Gensym Corporation in May 2005. Mr. Degan was formerly on the research staff at Massachusetts Institute of Technology (“MIT”).

Nora M. Denzel has served as the Senior Vice President of payroll services at Intuit, Inc., a provider of business and financial management software, since February 2008. From February 2006 to January 2008, Ms. Denzel served as an independent consultant to technology companies. From August 2000 to February 2006, she held several executive level positions in technology with Hewlett-Packard Company (“HP”), a global manufacturer of computing, communications and measurement products and services, including: Senior Vice President/General Manager Software Global Business Unit (May 2002 to February 2006); Senior Vice President Adaptive Enterprise (June 2004 to May 2005); and Vice President Storage Organization (August 2000 to May 2002). Prior to HP, she served as Senior Vice President of Product Operations from February 1997 to August 2000 at Legato Systems, Inc. Her initial corporate experiences were at International Business Machines Corporation (“IBM”), where she began her career as a software engineer and then served in several marketing, engineering, and executive level positions, including the business line manager of IBM’s portfolio of storage management software products. Ms. Denzel also serves on the board and advisory boards of several privately-held organizations.

Joseph A. De Perio has served as a Portfolio Manager, Activist Investments and Private Equity of Clinton Group, Inc. since October 2010. From December 2007 to September 2010, Mr. De Perio was a Vice President at Millennium Management, L.L.C. From June 2006 to December 2007, Mr. De Perio served as Vice President, Activist Investments and Long/Short Equity and Private Equity of the Clinton Group. Mr. De Perio was a Private Equity Associate at Trimaran Capital Partners from May 2004 to June 2006 and an Analyst and Associate in the Mergers and Acquisitions department at CIBC World Markets from July 2000 to May 2004.

Eric L. Kelly has served as our Chief Executive Officer since January 2009, our President since January 2010 and a member of our Board of Directors since November 2007. From April 2007 to January 2009, Mr. Kelly served as President of Silicon Valley Management Partners Inc., a management consulting and M&A advisory firm, which he co-founded in April 2007. From July 2004 to August 2006, Mr. Kelly was Vice President and General Manager of storage systems solutions at Adaptec, Inc. (“Adaptec”). From August 2002 to July 2004, he served as President and CEO of Snap Appliance, Inc., which was acquired by Adaptec. From March 2000 to June 2002, Mr. Kelly served as President, Network Systems Division of Maxtor Corporation. Prior to Maxtor, he served as the Chief Operating Officer of Isyndicate, Inc. From July 1998 to January 2000 he was the Enterprise Vice President for Dell Computer Corporation. From 1980 to 1998 he served in executive or managerial roles with Netpower Incorporated, Diamond Multimedia Systems Incorporated, Conner Peripherals Incorporated, Marq Technologies Incorporated and IBM.

Scott McClendon has served as our Chairman of the Board since March 2001. From November 2006 to August 2007, Mr. McClendon served as our Interim President and Chief Executive Officer and as our President and Chief Executive Officer from October 1991 to March 2001, when he was named our Chairman of the Board, and continued as an executive officer and employee until June 2001. Mr. McClendon has been a business consultant since June 2001. Mr. McClendon was employed by HP for over 32 years in various positions in engineering, manufacturing, sales and marketing. He last served as the General Manager of the San Diego Technical Graphics Division and Site Manager of Hewlett-Packard in San Diego, California. Mr. McClendon is a director of Procera Networks, Inc. (AMEX:PKT), a network equipment company.

Shmuel Shottan has served as Chief Technology Officer of BlueArc Corporation (“BlueArc”), a supplier of enterprise Network Attached Storage (“NAS”) since September 2001 and Senior Vice President of Engineering

of BlueArc from September 2001 to April 2006. Prior to BlueArc, Mr. Shottan was a General Partner of Quantum Technology Ventures, a $100 million corporate venture fund. From 1995 to March 1999, Mr. Shottan served as Senior Vice President and Chief Technical Officer for Snap Appliance (“Snap”) which was sold to Quantum Corporation (“Quantum”) in March 1999. From March 1999 to February 2000, Mr. Shottan served as Senior Vice President of Engineering and Chief Strategy Officer for the Snap Division of Quantum. Prior to Snap, Mr. Shottan served as Vice President of Engineering and Chief Technical Officer of Parallan Computer, Inc. (“Parallan”) from 1993 to 1995. Before joining Parallan, Mr. Shottan held engineering positions at various companies since 1980.

Cumulative Voting Rights

Our bylaws provide that you can cumulate your votes in the election of directors if, before the vote begins, the candidate or candidates have been nominated and any of our shareholders notifies us of such shareholder’s intent to cumulate such shareholder’s votes. Under cumulative voting, you may cast a number of votes equal to the product of the number of your shares times the number of directors to be elected at the meeting. If you notify us that you intend to cumulate your votes at any time before the election of directors begins, then you may vote all of your votes for one candidate or you may distribute your votes among as many candidates as you desire. The candidates receiving the highest numbers of affirmative votes of the shares entitled to vote in the election of directors will be elected to the board positions up for election. If voting for directors is conducted by cumulative voting, then the person named on the proxy will have discretionary authority to cumulate votes among the candidates.

Vote Required

The nominees who receive the highest number of votes represented by shares of common stock present or represented by proxy and entitled to vote at the annual meeting will be elected.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION

TO THE BOARD OF DIRECTORS OF EACH OF THESE NOMINEES

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED ARTICLES OF

INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF OUR COMMON

STOCK FROM 45,100,000 SHARES TO 90,200,000 SHARES

Overview

At the annual meeting, shareholders will be asked to approve an amendment to our Amended and Restated Articles of Incorporation (the “Amended Articles”) to increase the authorized number of shares of our common stock from 45,100,000 shares to 90,200,000 shares. The proposed amendment to the Amended Articles was approved, subject to shareholder approval, by the Board of Directors on April 13, 2011. Brokers, banks and other nominees will have discretionary authority to vote on this Proposal 2.

The complete text of the form of the Amended Articles is set forth in Annex A to this proxy statement. Such text is, however, subject to revision for such changes as may be required by the California Secretary of State and other changes consistent with this Proposal 2 that we may deem necessary or appropriate.

As of April 21, 2011,              shares of common stock were issued and outstanding, 12,538,953 shares of common stock were reserved for issuance upon exercise of outstanding warrants, 3,962,790 shares of common stock were reserved for issuance upon exercise of outstanding options and other stock awards granted under our various equity compensation plans, and 1,696,908 shares of common stock were reserved for future issuance pursuant to our various equity incentive plans.

The Board of Directors believes it is in the best interests of our company and our shareholders to have sufficient additional authorized but unissued shares of common stock available to provide flexibility for corporate action in the future to support our business. Our management believes that the availability of additional authorized shares for issuance from time to time in the discretion of the Board of Directors in connection with potential transactions or for other corporate purposes is desirable in order to avoid repeated separate amendments to our Amended Articles. We currently have no specific understandings, arrangements or agreements, either oral or written, regarding the issuance of common stock in connection with any such transactions subsequent to the increase in the number of authorized shares of common stock. Even if the shareholders approve this Proposal 2, we reserve the right not to amend the Amended Articles if the Board of Directors does not deem such amendment to be in the best interests of our company and our shareholders following the annual meeting.

We do not intend to solicit further authorization by vote of the shareholders for the issuance of the additional shares of common stock proposed to be authorized by this Proposal 2, except as required by applicable law, regulatory authorities or the NASDAQ Marketplace Rules or the rules of any other exchange or quotation service on which the common stock may then be listed or quoted. The issuance of additional shares of common stock could have the effect of diluting existing shareholder earnings per share, book value per share and voting power.

Vote Required

Approval of this Proposal 2 requires the affirmative vote of the holders of a majority of the shares casting votes in person or by proxy on this Proposal 2 at the annual meeting. The number of such affirmative votes must be at least a majority of the required quorum for the annual meeting.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED ARTICLES OF

INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF OUR COMMON

STOCK FROM 45,100,000 SHARES TO 90,200,000 SHARES

PROPOSAL 3

APPROVAL OF AMENDMENTS TO OUR 2009 EQUITY INCENTIVE PLAN, INCLUDING

AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR AWARD

GRANT PURPOSES UNDER THE 2009 EQUITY INCENTIVE PLAN BY 3,200,000 SHARES

OF COMMON STOCK

Overview

At the annual meeting, shareholders will be asked to approve amendments to our 2009 Equity Incentive Plan (“2009 Plan”), including an increase in the number of shares of common stock available for award grant purposes under the 2009 Plan by 3,200,000 shares or common stock. The proposed amendments would also increase the limit on the number of shares that may be delivered pursuant to “incentive stock options” granted under the 2009 Plan by 3,200,000 shares. (For purposes of clarity, any shares that are delivered pursuant to incentive stock options also count against, and are not in addition to, the aggregate 2009 Plan share limit described above.) The 2009 Plan amendments were approved, subject to shareholder approval, by the Board of Directors on April 13, 2011.

We believe that shareholder approval of the 2009 Plan amendments will allow us to continue to provide long-term incentives to key employees and other eligible service providers who are responsible for our success and growth. Increased stock ownership will further align their interests with the interests of shareholders and will assist us in attracting and retaining talented employees. If our shareholders do not approve the 2009 Plan amendments, the current share limits under the 2009 Plan will continue in effect.

The Board of Directors encourages shareholders to consider the following in voting to approve this Proposal 3, which the Board of Directors strongly believes are essential for our future success:

•

Achieving superior long-term results has always been a primary objective for us and therefore it is essential that our employees think and act like owners. Stock ownership helps enhance the alignment of the long-term economic interests of shareholders and employees. Accordingly, we have a history of issuing equity awards as a primary incentive to attract, motivate and retain employees. The ability to continue to make equity compensation grants is particularly important given our on-going salary reduction program. As of April 18, 2011, a total of 2,685,392 shares of common stock were subject to outstanding awards granted under the 2009 Plan, and 1,541,846 shares of common stock were then available for new award grants under the 2009 Plan.

•

Our employees are our most valuable asset. Our ability to grant equity compensation awards is vital (i) to attract and keep intact a talented management team and (ii) to attract and retain other talented and experienced individuals as we compete for employees against larger competitors.

Summary Description of the 2009 Plan

Following is a summary of the principal provisions of the 2009 Plan. If there is any inconsistency between the below summary and the 2009 Plan’s terms or if there is any inaccuracy in the below summary, the terms of the 2009 Plan shall govern. The 2009 Plan has been filed as Annex B to the copy of this proxy statement that was filed electronically with the SEC and can be reviewed on the SEC’s website at http://www.sec.gov. You may also obtain, free of charge, a copy of the 2009 Plan by writing to Investor Relations, Overland Storage, Inc., 9112 Spectrum Center Boulevard, San Diego, California 92123, or by calling 1-800-729-8725.

Background and Purpose of the 2009 Plan. The purpose of the 2009 Plan is to promote the long-term success of our company and the creation of shareholder value by:

•	encouraging employees, non-employee directors and consultants to focus on critical long-range objectives,

•	encouraging the attraction and retention of employees, outside directors and consultants with exceptional qualifications, and

•	linking employees, outside directors and consultants directly to shareholder interests through increased stock ownership.

The 2009 Plan permits the grant of the following types of equity-based incentive awards: (1) stock options (which can be either ISOs or nonstatutory stock options), (2) stock appreciation rights, (3) restricted shares, and (4) stock units.

Eligibility to Receive Awards. Employees, non-employee directors and consultants of our company and certain of our related companies are eligible to receive awards under the 2009 Plan. The 2009 Plan Committee (as defined below) generally selects, in its discretion, the individuals who will be granted awards under the 2009 Plan. As of April 18, 2011, approximately 181 of our employees (including each of our named executive officers) and the five non-employee members of our Board of Directors were eligible to participate in the 2009 Plan.

Shares Subject to the 2009 Plan. Currently, the maximum number of shares of common stock that can be issued under the 2009 Plan is equal to the sum of (i) 3,692,815 shares plus (ii) the number of shares (if any) that are subject to any outstanding awards under our prior stock incentive plans (the “Prior Plans”) that, at any time after January 5, 2010, are either forfeited or are repurchased at original cost by us plus any shares that are not issued to the award holder as a result of a Prior Plan outstanding award being exercised or settled for less than the full number of shares that are subject to such exercise or settlement. If our shareholders approve this 2009 Plan proposal, the number of shares referred to in clause (i) above will be increased by an additional 3,200,000 shares. It is worth noting that the shares covered by clause (ii) above have previously been approved by shareholders for issuance under the Prior Plans and so the only increase to potential shareholder dilution are the shares subject to this 2009 Plan proposal. For purposes of the 2009 Plan and this Proposal 4, our “Prior Plans” consist of our 1995 Stock Option Plan, 1997 Executive Stock Option Plan, 2000 Stock Option Plan, 2001 Supplemental Stock Option Plan, and 2003 Equity Incentive Plan. As of April 18, 2011, the fair market value of our common stock (as determined by the last sale price quoted by The Nasdaq Capital Market on such date) was $2.47.

Administration of the 2009 Plan. The 2009 Plan is generally administered by a committee comprised solely of independent members of our Board of Directors (“2009 Plan Committee”) whose composition must consist of two or more independent members of our Board of Directors. The members of the 2009 Plan Committee must be independent “non-employee directors” under Rule 16b-3 of the Exchange Act, and “outside directors” under Section 162(m) of the Internal Revenue Code. The Board of Directors has designated our Compensation Committee as the 2009 Plan Committee. A secondary committee of two or more directors, who need not all be independent, may be delegated authority to make grants to non-executive individuals who are not subject to Section 16 of the Exchange Act or Section 162(m) of the Internal Revenue Code. Subject to the terms of the 2009 Plan, the 2009 Plan Committee has the sole discretion, among other things, to:

•	select the individuals who will receive awards;

•	determine the terms and conditions of awards (for example, the exercise price and vesting schedule);

•	correct any defect, supply any omission, or reconcile any inconsistency in the 2009 Plan or any award agreement;

•	accelerate the vesting, extend the post-termination exercise term or waive restrictions of any awards at any time and under such terms and conditions as it deems appropriate; and

•	interpret the provisions of the 2009 Plan and outstanding awards.

The 2009 Plan Committee may also use the 2009 Plan to issue shares under other plans or subplans as may be deemed necessary or appropriate, such as to provide for participation by our non-U.S. employees and those of any of our subsidiaries and affiliates. The Board of Directors or the 2009 Plan Committee may suspend or terminate awards if they reasonably believe that a participant has committed an act of “cause” (as defined in the 2009 Plan). In addition, awards may be subject to any policy that we may implement on the recoupment of compensation (referred to as a clawback policy). The members of the Board of Directors, the 2009 Plan Committee and their delegates shall be indemnified by us to the maximum extent permitted by applicable law for actions taken or not taken regarding the 2009 Plan.

No Repricing. In no case (except due to an adjustment to reflect a stock split or similar event or any repricing that may be approved by our shareholders) will any adjustment be made to a stock option or stock appreciation right award under the 2009 Plan (by amendment, cancellation and regrant, exchange or other means) that would constitute a repricing of the per share exercise or base price of the award.

Types of Awards

Stock Options. A stock option is the right to acquire shares of common stock at a fixed exercise price over a fixed period of time. The 2009 Plan Committee (or, if authorized for non-executive employees, the secondary committee) will determine the number of shares of common stock covered by each stock option and the exercise price of the shares of common stock subject to each stock option, but such per share exercise price cannot be less than the fair market value of our common stock on the date of grant of the stock option.

Stock options granted under the 2009 Plan may be either ISOs or nonstatutory stock options (NSOs). As required by the Internal Revenue Code and applicable regulations, ISOs are subject to various limitations. For example, the exercise price for any ISO granted to any employee owning more than 10% of our common stock may not be less than 110% of the fair market value of our common stock on the date of grant and such ISO must expire not later than five years after the grant date. The aggregate fair market value (determined at the date of grant) of our common stock subject to all ISOs held by a participant that are first exercisable in any single calendar year cannot exceed $100,000. ISOs may not be transferred other than upon death, or to a revocable trust where the participant is considered the sole beneficiary of the stock option while it is held in trust. The 2009 Plan provides that no more than 5,097,584 shares may be issued pursuant to the exercise of ISOs. If the shareholders approve this Proposal 3, this limit will increase by 3,200,000 shares.

A stock option granted under the 2009 Plan generally cannot be exercised until it becomes vested. The 2009 Plan Committee establishes the vesting schedule of each stock option at the time of grant. The maximum term life for stock options granted under the 2009 Plan may not exceed ten years from the date of grant.

The exercise price of each stock option granted under the 2009 Plan must be paid in full at the time of exercise, either with cash or through a broker-assisted “cashless” exercise and sale program, or through another method approved by the 2009 Plan Committee. The optionee must also make arrangements to pay any taxes we are required to withhold at the time of exercise.

Stock Appreciation Rights. A stock appreciation right is the right to receive, upon exercise, an amount equal to the excess of the fair market value of the shares of commons tock on the date of exercise over the fair market value of the shares of common stock covered by the exercised portion of the stock appreciation right on the date of grant. The 2009 Plan Committee determines the terms of stock appreciation rights, including the exercise price, the vesting and the term of the stock appreciation right. The maximum term life for stock appreciation rights granted under the 2009 Plan may not exceed ten years from the date of grant. The 2009 Plan Committee may determine that a stock appreciation right will only be exercisable if our company satisfies performance goals established by the 2009 Plan Committee. Settlement of a stock appreciation right may be in shares of common stock or in cash, or any combination thereof, as the 2009 Plan Committee may determine.

Restricted Shares. Awards of restricted shares are shares of common stock that vest in accordance with the terms and conditions established by the 2009 Plan Committee. The 2009 Plan Committee also will determine any other terms and conditions of an award of restricted shares. In determining whether an award of restricted shares should be made, and/or the vesting schedule for any such award, the 2009 Plan Committee may impose whatever conditions to vesting as it determines to be appropriate. For example, the 2009 Plan Committee may determine that an award of restricted shares will vest only if our company satisfies performance goals established by the 2009 Plan Committee.

Stock Units. Stock units are the right to receive an amount equal to the fair market value of the shares of commons tock covered by the stock unit at some future date after the grant. The 2009 Plan Committee will determine all of the terms and conditions of an award of stock units, including the vesting period. Upon each vesting date of a stock unit, a participant will be entitled to receive an amount equal to the then fair market value of the shares of commons tock on the settlement date. The 2009 Plan Committee may determine that an award of stock units will vest only if our company satisfies performance goals established by the 2009 Plan Committee. Payment of stock units may be in shares of common stock or in cash, or any combination thereof, as the 2009 Plan Committee may determine.

Performance Conditions. The 2009 Plan specifies performance conditions that the 2009 Plan Committee may include in awards that are intended to qualify as performance-based compensation under Internal Revenue Code Section 162(m). Examples of these performance condition criteria include one or more of the following:

•      net order dollars
•      net profit dollars
•      net revenue dollars
•      profit/loss or profit margin
•      operating profit
•      net operating profit
•      operating margin
•      working capital
•      sales or revenue
•      revenue growth
•      gross margin
•      cost of goods sold
•      individual performance
•      cash
•      accounts receivables
•      write-offs
•      cash flow
•      liquidity
•      income
•      net income
•      operating income
•      net operating income
•      earnings
•      earnings before interest, taxes,
depreciation and/or amortization	• earnings per share
•      growth in earnings per share
•      price/earnings ratio
•      debt or debt-to-equity
•      economic value added
•      assets
•      return on assets
•      return on equity
•      stock price
•      shareholders’ equity
•      total shareholder return,
including stand-alone or
relative to a stock market or
peer group index
•      return on capital
•      return on assets or net assets
•      return on investment
•      return on operating revenue
•      any other financial objectives
•      objective customer
satisfaction indicators and
efficiency measures
•      operations
•      research or related milestones
•      intellectual property
(e.g., patents)
•      product development
•      site, plant or building
development	• internal controls
•      policies and procedures
•      information technology
•      human resources
•      corporate governance
•      business development
•      market share
•      strategic alliances,
licensing and partnering
•      contract awards or backlog
•      expenses
•      overhead or other expense
reduction
•      compliance programs
•      legal matters
•      accounting and reporting
•      credit rating
•      strategic plan development
and implementation
•      mergers and acquisitions
and divestitures
•      financings
•       management
•      improvement in workforce
diversity
• or any similar criteria.

Performance conditions must be satisfied for the applicable performance period for awards containing performance goals to vest.

Including one or more of the foregoing performance conditions in awards of stock and stock units to persons subject to the limitations of Internal Revenue Code Section 162(m) can permit these awards to qualify as performance-based compensation. Approval of the material terms of the 2009 Plan (including participant eligibility, the foregoing specified performance condition criteria and the numerical limitations on the magnitude of grants) by shareholders is necessary for grants of stock options, stock appreciation rights, restricted shares and stock units to employees covered by Internal Revenue Code Section 162(m) to qualify for the performance-based compensation exception to the income tax deduction limitations of Section 162(m) of the Internal Revenue Code. See the section under the heading “Internal Revenue Code Section 162(m) Limits” below for further details.

Limited Transferability of Awards. Awards granted under the 2009 Plan generally are not transferrable other than upon death, or pursuant to a court-approved domestic relations order. However, the 2009 Plan Committee may in its discretion permit awards other than ISOs to be transferred. Generally, where transfers are permitted, they will be permitted only by gift to a member of the participant’s immediate family or to a trust or other entity for the benefit of the member(s) of the participant’s and/or his or her immediate family.

Termination of Employment, Death or Disability. The 2009 Plan Committee will determine the effect of the termination of employment on awards, which determination may be different depending on the nature of the termination, such as terminations due to cause, resignation, death, disability or retirement.

Corporate Transaction. In the event that we are a party to a merger or other reorganization, outstanding awards will be subject to the agreement of merger or reorganization. Such agreement may provide for (a) the continuation of the outstanding awards by our company, if our company is a surviving corporation, (b) the assumption of the outstanding awards by the surviving corporation or its parent or subsidiary, (c) the substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding awards, (d) full exercisability or vesting and accelerated expiration of the outstanding awards, (e) settlement of the full value of the outstanding awards in cash or cash equivalents followed by cancellation of such awards or (f) cancellation of outstanding awards with or without consideration. The Board of Directors need not adopt the same rules for each award or participant.

Adjustments. In the event of a stock split, reverse stock split, share dividend or similar transaction, the maximum aggregate number of shares of common stock reserved for issuance under the 2009 Plan , the number and kind of securities available for awards (and which can be issued as ISOs ), the per person annual limitations on awards issued under the 2009 Plan, the number and kind of securities covered by each outstanding award, the exercise price under each outstanding stock option and stock appreciation right, and the number and kind of outstanding securities issued under the 2009 Plan will automatically adjust appropriately.

Change in Control. The 2009 Plan Committee will decide the effect of a change in control of our company on outstanding awards. The 2009 Plan Committee may, among other things, provide that awards will fully vest upon a change in control, or upon a change in control followed by an involuntary termination within a certain period of time.

Deferral of Awards. Subject to 2009 Plan Committee approval and compliance with applicable tax laws, participants may elect to (a) defer amounts (cash or shares) that would otherwise be paid or delivered from the exercise or settlement of certain awards to a deferred compensation account with our company, or (b) convert shares that would otherwise be delivered as a result of the exercise of a stock option or stock appreciation right to an equal number of stock units. Any deferred compensation account established on behalf of a participant will generally represent an unfunded and unsecured obligation of our company.

Governing Law. The governing state law of the 2009 Plan (except for choice of law provisions) is California which is the state of our corporate headquarters and where most of our employees are employed.

Amendment and Termination of the 2009 Plan. The Board of Directors generally may amend or terminate the 2009 Plan at any time and for any reason, except that the Board of Directors must obtain shareholder approval of material amendments, including any addition of shares, or repricing of stock options or stock appreciation rights after the date of their grant as required by the Listing Rules. The 2009 Plan is scheduled to terminate on November 14, 2019 if not terminated earlier by the Board of Directors.

Certain Federal Income Tax Information

The following is a general summary as of April 2011 of the federal income tax consequences to us and to U.S. participants for awards granted under the 2009 Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant’s death or provisions of income tax laws of any municipality, state or other country. We advise participants to consult with their own tax advisors regarding the tax implications of their awards under the 2009 Plan.

Incentive Stock Options. For federal income tax purposes, the holder of an ISO has no taxable income at the time of the grant or exercise of the ISO. If such person retains the shares of common stock for a period of at least two years after the stock option is granted and one year after the stock option is exercised, any gain upon the subsequent sale of the common stock will be taxed as a long-term capital gain. A participant who disposes of shares of common stock acquired by exercise of an ISO prior to the expiration of two years after the stock option is granted or before one year after the stock option is exercised will realize ordinary income as of the date of exercise equal to the difference between the exercise price and fair market value of the shares of common stock. Any additional gain or loss recognized upon any later disposition of the shares of commons tock would be short or long term capital gain or loss depending on whether the shares had been held by the participant for one year or more. The difference between the option exercise price and the fair market value of the shares of commons tock on the exercise date of an ISO is an adjustment in computing the holder’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the participant’s regular income tax for the year.

Nonstatutory Stock Options. A participant who receives an NSO generally will not realize taxable income on the grant of such option, but will realize ordinary income at the time of exercise of the stock option equal to the difference between the option exercise price and the fair market value of the shares of common stock on the date of exercise. Any additional gain or loss recognized upon any later disposition of the shares of commons tock would be short or long term capital gain or loss depending on whether the shares had been held by the participant for one year or more.

Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received plus the fair market value of any shares of common stock received. Any additional gain or loss recognized upon any later disposition of any shares of commons stock received would be short or long term capital gain or loss depending on whether the shares had been held by the participant for one year or more.

Restricted Shares. A participant will not have taxable income upon grant of unvested restricted shares unless he or she elects to be taxed at that time pursuant to an Internal Revenue Code Section 83(b) election. Instead, he or she will recognize ordinary income at the time(s) of vesting equal to the fair market value (on each vesting date) of the shares of common stock or cash received minus any amount paid for the shares.

Stock Units. No taxable income is reportable when unvested stock units are granted to a participant. Upon settlement of the vested stock units, the participant will recognize ordinary income in an amount equal to the value of the payment received pursuant to the stock units.

Income Tax Effects for our Company. We generally will be entitled to a tax deduction in connection with an award under the 2009 Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of an NSO).

Excess Parachute Payments. The benefits of an award may be reduced if, as a result of an excise tax that would be imposed by Section 4999 of the Internal Revenue Code for “parachute payments,” the after-tax value of the award to the participant will be greater than if the award were not so reduced. In addition, the 2009 Plan

Committee may determine at the time of granting an award or any time after grant to reduce an award so that the award will not be subject to the limitation on deductibility of parachute payments imposed by Section 280G of the Internal Revenue Code.

Internal Revenue Code Section 162(m) Limits. Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that we may deduct in any one fiscal year with respect to certain of our executive officers. However, qualified performance-based compensation approved by shareholders is not subject to the deduction limit. In this regard, the 2009 Plan imposes the following annual grant limits on awards that may be made to any one individual and that are intended to constitute qualified performance-based compensation under Internal Revenue Code Section 162(m):

Share Grant Limit Per Fiscal Year
Stock options and SARs	1,300,000
Stock Units	33,333
Restricted Shares	33,333

Our 2009 Plan is intended to enable certain awards to constitute performance-based compensation not subject to the annual deduction limitations of Section 162(m) of the Internal Revenue Code. However, to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, our Compensation Committee has not adopted a policy that all compensation must be deductible.

Internal Revenue Code Section 409A. Section 409A of the Internal Revenue Code governs the federal income taxation of certain types of nonqualified deferred compensation arrangements. A violation of Section 409A of the Internal Revenue Code generally results in an acceleration of the recognition of income of amounts intended to be deferred and the imposition of an excise tax of 20% on the employee over and above the income tax owed plus possible penalties and interest. The types of arrangements covered by Section 409A of the Internal Revenue Code are broad and may apply to certain awards available under the 2009 Plan (such as stock units). The intent is for the 2009 Plan, including any awards available thereunder, to comply with the requirements of Section 409A of the Internal Revenue Code to the extent applicable.

Specific Benefits

We have not approved any awards that are conditioned on shareholder approval of this Proposal 3. We cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers and employees (including employee directors) under the 2009 Plan. If the proposed increase in the share limit for the 2009 Plan had been in effect in fiscal 2010, the Company expects that its award grants for fiscal 2010 would not have been substantially different from those actually made in that year under the plan.

Aggregate Past Grants Under the 2009 Plan

As of April 18, 2011, awards covering 2,434,812 shares of our common stock had been granted under the Plan. (This number of shares includes shares subject to awards that expired or terminated without having been exercised and paid and became available for new award grants under the Plan.) The following table shows information regarding the distribution of all awards among the persons and groups identified below, option exercises and restricted stock vesting prior to that date, and option and unvested restricted stock holdings as of that date.

	STOCK OPTIONS				RESTRICTED STOCK/UNITS
Name and Position	Number of Shares Subject to Past Option Grants	Number of Shares Acquired On Exercise	Number of Shares Underlying Options as of 4/18/11		Number of Shares/ Units Subject to Past Awards	Number of Shares/ Units Vested as of 4/18/11	Number of Shares/ Units Outstanding and Unvested as of 4/18/11
			Exercisable	Unexercisable
Named Executive Officers:
Eric L. Kelly President and Chief Executive Officer	1,238,000	0	481,445	756,555	205,000	0	205,000
Kurt L. Kalbfleisch Vice President of Finance, Chief Financial Officer and Secretary	177,000	0	177,000	0	86,000	0	86,000
Jillian Mansolf Vice President of Worldwide Sales and Marketing	178,356	0	178,356	0	86,000	0	86,000
Christopher Gopal (1) Vice President of Operations	178,356	0	0	178,356	0	0	0
Total for All Current Executive Officers as a Group (4 persons):	1,593,356	0	836,801	756,555	463,000	0	463,000
Robert A. Degan	0	0	0	0	0	0	0
Nora M. Denzel	0	0	0	0	0	0	0
Joseph A. De Perio	0	0	0	0	0	0	0
Scott McClendon	0	0	0	0	0	0	0
Shmuel Shottan	0	0	0	0	0	0	0
Total for all Current Non-Executive Directors as a Group (5 persons):	0	0	0	0	0	0	0
Each other person who has received 5% or more of the options, warrants or rights under the Plan:	0	0	0	0	0	0	0
All employees, including all current officers who are not executive officers or directors, as a group:	841,456	1,954	117,013	722,489	10,000	0	10,000
Total	2,434,812	1,954	953,814	1,479,044	473,000	0	473,000

(1)	Mr. Gopal’s employment with the Company terminated in January 2011.

Mr. Kelly and each of the non-executive directors identified above is a nominee for re-election as a director at the 2011 annual meeting.

Equity Compensation Plan Information

For more information on our equity compensation plans, please see the “Equity Compensation Plan Information” section on page 39 below.

Summary

We believe strongly that the approval of the 2009 Plan amendments is essential to our future success. Awards such as those provided under the 2009 Plan constitute an important incentive for participants and will help us to attract and retain qualified individuals to serve on behalf of our company. Each of our executive officers and directors is eligible to participate in the 2009 Plan.

Vote Required

Approval of this Proposal 3 requires the affirmative vote of the holders of a majority of the shares casting votes in person or by proxy on this Proposal 3 at the annual meeting. The number of such affirmative votes must be at least a majority of the required quorum for the annual meeting.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF

AMENDMENTS TO OUR 2009 EQUITY INCENTIVE PLAN, INCLUDING AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR AWARD GRANT PURPOSES UNDER THE 2009 EQUITY INCENTIVE PLAN BY 3,200,000 SHARES OF COMMON STOCK

PROPOSAL NO. 4

APPROVAL OF AMENDMENTS TO OUR 2006 EMPLOYEE STOCK PURCHASE PLAN, INCLUDING AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE 2006 EMPLOYEE STOCK PURCHASE PLAN BY 600,000 SHARES OF COMMON STOCK

Overview

At the annual meeting, shareholders will be asked to approve amendments to our 2006 Employee Stock Purchase Plan (the Purchase Plan) that would increase the number of shares of common stock reserved for issuance under the Purchase Plan by 600,000 shares. The proposed amendments would also increase the limit on the number of shares that a participant may purchase under the Purchase Plan in any one option period from 500 shares to 2,000 shares and would provide flexibility for the Board of Directors or the Compensation Committee to change this individual limit in the future without shareholder approval. The Board of Directors approved the proposed amendments described above on April 13, 2011, subject to shareholder approval. The Board of Directors believes that the Purchase Plan helps us retain and motivate eligible employees and helps further align the interests of eligible employees with those of our stockholders.

Summary Description of the Purchase Plan

Following is a summary of the principal provisions of the Purchase Plan. If there is any inconsistency between the below summary and the Purchase Plan’s terms or if there is any inaccuracy in the below summary, the terms of the Purchase Plan shall govern. The Purchase Plan has been filed as Annex C to the copy of this proxy statement that was filed electronically with the SEC and can be reviewed on the SEC’s website at http://www.sec.gov. You may also obtain, free of charge, a copy of the Purchase Plan by writing to Investor Relations, Overland Storage, Inc., 4820 Overland Avenue, San Diego, California 92123, or by calling 1-800-729-8725.

General. The Purchase Plan, which is intended to qualify under the provisions of Section 423 of the Internal Revenue Code of 1986, as amended, provides an opportunity for our employees to purchase shares of common stock through payroll deductions, and through such opportunity, to have an additional incentive to contribute to the prosperity of our company.

Administration. The Board has broad authority to make policy decisions concerning the Purchase Plan. The Board has appointed our Compensation Committee to handle the day-to-day operations of the Purchase Plan and to perform such other functions relating to the Purchase Plan as delegated by the Board. All questions of interpretation or application of the Purchase Plan are determined by the Board or the Compensation Committee.

Eligibility. Any employee regularly employed on a full-time basis (more than 20 hours per week or five months per year) on the first day of an option period (as defined below) is eligible to participate in the Purchase Plan with respect to that option period. However, an employee may not participate in the Purchase Plan if, immediately after an option is granted, such employee owns (or is considered to own) shares of common stock possessing 5% or more of either the total combined voting power or value of all classes of common stock of our company or any of its subsidiaries. We reserve the right to require a minimum period of service of up to two years to participate in any future option period. The Board may extend eligibility to part-time employees and may also determine that a designated group of highly compensated employees is ineligible to participate in the Purchase Plan. An eligible employee becomes a participant in the Purchase Plan by filing an enrollment form and a completed payroll deduction authorization.

Participation. Under the Purchase Plan, shares of common stock are offered for purchase through a series of successive option periods, each of which may last up to 27 months. The option periods currently have a duration of six months, although the Board may change the length or date of commencement of an option period prior to the start of that option period. Within each option period, the Board may establish one or more exercise periods of any duration selected by the Board. Currently, the Board has determined that the exercise period is the same six-month period as the option period, but that may change in the future. Each eligible employee who elects to participate in the Purchase Plan for a particular option period is granted a purchase option on the first day of such option period. To participate in the Purchase Plan, each eligible employee must authorize payroll deductions at the rate of any whole percentage of such employee’s compensation (i.e., 1%, 2%, etc.), not to exceed 15% of such compensation. Each eligible employee may elect whether deductions will be taken from salary only, or from salary and eligible bonuses. An employee will not however be permitted to accrue rights to purchase shares under the Purchase Plan at a rate that exceeds $25,000 of fair market value of such shares (determined at the time an option is granted) for any calendar year in which such option is outstanding at any time, and no more than 500 shares can be purchased by a participant in any option period. If shareholders approve this Purchase Plan proposal, this limit on the number of shares a participant may purchase in an option period will be increased to 2,000, and the Board of Directors or the Compensation Committee would have flexibility to change this limit as applied to a particular option period in advance of that option period.

Once an employee becomes a participant in the Purchase Plan, the employee will automatically participate in each successive option period until the employee withdraws from the Purchase Plan or the employee’s employment terminates. At the beginning of each option period, each participant is automatically granted an option to purchase shares of common stock. The option expires at the end of the option period or upon termination of employment, whichever is earlier, but is exercised automatically at the end of each exercise period for the purchase of the number of full shares of common stock to the extent of the accumulated payroll deductions credited to such participant’s account during such exercise period.

Purchase Price, Shares Purchased. The purchase price of shares purchased under the Purchase Plan is 95% (the “Designated Percentage”) of the fair market value of the common stock on the last day of each offering period. The Board or the Compensation Committee, however, in its discretion may do either or both of the following: (a) change the Designated Percentage with respect to any future option period, but not below 85%; or (b) determine the option price for any future option period as the lower of (i) the Designated Percentage of the fair market value of the common stock on the date on which an option is granted, or (ii) the Designated Percentage of the fair market value on the exercise date on which the common stock is purchased. The fair market value is the closing price reported on the Nasdaq Capital Market for the trading day preceding the day in question. The number of shares of common stock that a participant purchases in each exercise period is determined by dividing the total amount of payroll deductions withheld from the participant’s compensation prior to the last day of the exercise period by the purchase price determined as described above.

Authorized Shares. The maximum number of shares that may be purchased under the Purchase Plan is 166,666 shares. If shareholders approve this Purchase Plan proposal, the limit on the number of shares that may be purchased under the Purchase Plan will be increased to 766,666. The Board may designate any amount of available shares for offering for any option period. As of April 18, 2011, the fair market value of our common stock (as determined by the last sale price quoted by The Nasdaq Capital Market on such date) was $2.47.

Termination of Employment. Termination of a participant’s employment for any reason, including disability or death, cancels immediately his or her option and participation in the Purchase Plan. In that event, the payroll deductions credited to the participant’s account are returned to him or her or, in the case of death, to the person’s designated beneficiary.

Adjustment Upon Change in Capitalization, Mergers and Other Corporate Events. If there is a stock split or reverse stock split, we pay a stock dividend or there occurs any other increase or decrease in the shares of our common stock without our receipt or payment of consideration, then appropriate adjustments will be made to the maximum number and class of securities issuable under the Purchase Plan, the maximum number of securities purchasable per participant, and the number and class of securities and the price per share in effect under each outstanding option. If there is a liquidation or dissolution of our company, the option period will terminate immediately prior to such event, unless otherwise provided by the Board, in its sole discretion, and all outstanding options will automatically terminate and the amounts of all payroll deductions will be returned without interest to the participants. If a merger or acquisition occurs where our company is not the surviving company, or if there is a sale of all or substantially all of the assets of the company, the Board will, in its sole discretion, select one of the following alternatives for the Purchase Plan:

•	each option may be assumed or an equivalent option may be substituted by the acquiring company;

•	a date on or before the consummation of the transaction may be selected as the exercise date, and all outstanding options will be exercised on that date; or

•	all outstanding options may be terminated, and the amounts of all payroll deductions will be returned to the participants.

Amendment and Termination of the Purchase Plan. The Purchase Plan will continue in effect indefinitely unless the Board terminates or suspends the Purchase Plan. The Board may amend the Purchase Plan in any manner it sees fit, but the shareholders must approve any amendment that:

•	increases the number of shares subject to the Purchase Plan, other than adjustments for stock splits, recapitalizations and the like;

•	materially modifies the requirements for eligibility for participation in the Purchase Plan;

•	materially increases the benefits accruing to participants; or

•	reduces the purchase price for shares under the Purchase Plan, other than adjustments for stock splits, recapitalizations and the like.

Under the rules of the Nasdaq Capital Market, our Compensation Committee or a majority of our independent directors must approve any material amendment to the Purchase Plan which is not approved by our shareholders.

Change of Participation Level and Withdrawal. Generally, a participant may reduce and increase his or her level of participation in, or withdraw from, an exercise period at any time without affecting his or her eligibility to participate in future exercise periods. Once a participant withdraws from a particular exercise period, such participant’s accumulated payroll deductions will remain in the Purchase Plan for the purchase of shares on the last day of that exercise period. However, the participant will not again participate until he or she completes a new payroll deduction authorization and plan enrollment form. The Compensation Committee may establish rules limiting the frequency with which participants may suspend and resume payroll deductions under the Purchase Plan, and may impose a waiting period on participants wishing to resume suspended payroll deductions.

Certain Federal Income Tax Information

The following is a general summary as of this date of the federal income tax consequences to us and to employees participating in the Purchase Plan. The federal tax laws may change and the federal, state and local tax consequences for any participating employee will depend upon his or her individual circumstances. Each participating employee is encouraged to seek the advice of a qualified tax advisor regarding the tax consequences for participation in this Purchase Plan.

The Purchase Plan is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the option period and more than one year from the date of transfer of the stock to the participant, then the participant will recognize ordinary income measured as the lesser of (1) the amount by which the fair market value of the shares on the first day of the option period exceeded the purchase price of the shares (calculated as though the shares had been purchased on the first day of the option period), or (2) the gain on the sale of the shares. Any additional gain will be treated as long-term capital gain. If the holding period requirement described above is met and the participant sells the shares at a price less than the purchase price paid for the shares, the loss on the sale will be treated as a long-term capital loss to the participant. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant, except to the extent ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period described above. Our deduction may be limited under Section 162(m) of the Internal Revenue Code.

New Plan Benefits

The amounts of future stock purchases under the Purchase Plan are not determinable because, under the terms of the Purchase Plan, purchases are based upon elections made by participants. Future purchase prices are not determinable because they are based in part upon fair market value of our common stock on future dates.

Aggregate Past Purchases Under the Purchase Plan

As of April 18, 2011, 11,604 shares of our common stock had been purchased under the ESPP. The following numbers of shares have been purchased by the persons and groups identified below:

Name	Aggregate Number of Shares Purchased Under the Plan in the Fiscal Year Ended June 30, 2010	Aggregate Number of Shares Purchased Under the Plan in All Completed Offering Periods
Named Executive Officers:
Eric L. Kelly President and Chief Executive Officer	0	0
Kurt L. Kalbfleisch Vice President of Finance, Chief Financial Officer and Secretary	0	0
Jillian Mansolf Vice President of Worldwide Sales and Marketing	0	0
Christopher Gopal (1) Vice President of Operations	0	0
Total for All Current Executive Officers as a Group (4 persons):	0	0
Total for all Current Non-Executive Directors as a Group (5 persons):	0	0
Each other person who has received 5% or more of the options, warrants or rights under the Plan:	0	0
All employees, including all current officers who are not executive officers or directors, as a group:	656	11,604
Total	656	11,604

(1)	Mr. Gopal’s employment with the Company terminated in January 2011.

Vote Required

Approval of this Proposal 4 requires the affirmative vote of the holders of a majority of the shares casting votes in person or by proxy on this Proposal 4 at the annual meeting. The number of such affirmative votes must be at least a majority of the required quorum for the annual meeting.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF AMENDMENTS TO OUR 2006 EMPLOYEE STOCK PURCHASE PLAN, INCLUDING AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE 2006 EMPLOYEE STOCK PURCHASE PLAN BY 600,000 SHARES OF COMMON STOCK

PROPOSAL NO. 5

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking you to ratify the appointment of Moss Adams LLP (“Moss Adams”) as our independent registered public accounting firm for the fiscal year ending July 3, 2011. Moss Adams was engaged to serve as our independent registered public accounting firm on October 16, 2009. The engagement of Moss Adams was approved by our Audit Committee and ratified by our Board of Directors. Representatives of Moss Adams are expected to be at the annual meeting to answer any questions and make a statement should they choose to do so.

PricewaterhouseCoopers LLP (“PwC”) served as our independent registered public accounting firm for fiscal year 2009 and since our inception in 1980. On October 12, 2009, we dismissed PwC as our independent registered public accounting firm. The dismissal was approved by our Audit Committee and ratified by our Board of Directors.

PwC’s reports on our consolidated financial statements for each of our fiscal years ended June 28, 2009 and June 29, 2008 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the reports for each of those years expressed substantial doubt regarding our ability to continue as a going concern.

During the years ended June 28, 2009 and June 29, 2008 and the interim period between June 28, 2009 and October 12, 2009, there were no disagreements between our company and PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to PwC’s satisfaction, would have caused PwC to make reference to the subject matter of the disagreement in connection with its report for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

During the years ended June 28, 2009 and June 29, 2008 and through October 16, 2009, neither our company nor anyone acting on our behalf consulted Moss Adams with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(1)(iv) and (v) of Regulation S-K under the Exchange Act.

Although our bylaws do not require that our shareholders approve the appointment of our independent registered public accounting firm, our Board of Directors is submitting the selection of Moss Adams to our shareholders for ratification as a matter of good corporate practice. If our shareholders vote against the ratification of Moss Adams, our Board of Directors will reconsider whether or not to retain the firm. Even if our shareholders ratify the appointment of Moss Adams, our Board of Directors may choose to appoint a different independent registered public accounting firm at any time during the year if our Board of Directors determines that such a change would be in the best interests of our company and our shareholders.

Vote Required

Ratification of Moss Adams as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares casting votes in person or by proxy on this Proposal 5 at the annual meeting. The number of such affirmative votes must also be at least a majority of the required quorum.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION

OF MOSS ADAMS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

INFORMATION ABOUT OUR BOARD OF DIRECTORS

Director Independence

The Board of Directors, upon the recommendation of the Nominating and Governance Committee, has affirmatively determined that Ms. Denzel and Messrs. Degan, McClendon, De Perio and Shottan are independent directors within the meaning of NASDAQ Marketplace Rule 5605(a)(2). Mr. Kelly does not meet the independence requirements under NASDAQ Marketplace Rule 5605(a)(2) because he is our President and Chief Executive Officer. In the course of determining whether Ms. Denzel and Messrs. Degan, McClendon, De Perio and Shottan were independent under NASDAQ Marketplace Rule 5605(a)(2), the Board of Directors considered the following transactions, relationships and arrangements not required to be disclosed in “Certain Relationships and Related Party Transactions”:

•

Although Mr. McClendon served as our Interim President and Chief Executive Officer from November 2006 through August 2007, he is not automatically disqualified from being an independent director under NASDAQ Marketplace Rule 5605(a)(2) because he served in these interim positions for less than one year. In August 2007, the Board of Directors, upon the recommendation of the Nominating and Governance Committee, found that Mr. McClendon, upon his resignation from the interim positions, had no relationship with our company which, in the opinion of the Board of Directors, would interfere with his exercise of independent judgment in carrying out the responsibilities of a director.

•

Although Mr. De Perio was elected to our Board of Directors pursuant to the terms of the Purchase Agreement and is the nominee of, and is employed by, one of our shareholders, he is not automatically disqualified from being an independent director under NASDAQ Marketplace Rule 5605(a)(2). In April 2011, the Board of Directors, upon the recommendation of the Nominating and Governance Committee, found that Mr. De Perio had no relationship with our company which, in the opinion of the Board of Directors, would interfere with his exercise of independent judgment in carrying out the responsibilities of a director. In making this determination, the Board of Directors found that ownership of our securities by Mr. De Perio’s employer does not preclude a finding of independence.

Meetings of the Board of Directors and Committees

Board of Directors. Our Board of Directors currently has six directors. During fiscal 2010, our Board of Directors held 17 meetings and each director attended at least 75% of all meetings of the Board of Directors and applicable committees during the periods that he or she served.

Committees. We have a standing Audit Committee as defined in Section 3(a)(58)(A) of the Exchange Act. During fiscal 2010, our Board of Directors also had the following additional committees: a Compensation Committee and a Nominating and Governance Committee.

The charters of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, which have been adopted by the Board of Directors, are publicly available on our website at www.overlandstorage.com. The Audit Committee, the Compensation Committee and the Nominating and Governance Committee are comprised entirely of independent directors as defined in NASDAQ Marketplace Rule 5605(a)(2). Current membership of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee is as follows:

Audit Committee	Compensation Committee	Nominating and Governance Committee
Robert A. Degan (Chairman)	Nora M. Denzel (Chairwoman)	Scott McClendon (Chairman)

Nora M. Denzel	Robert A. Degan	Robert A. Degan

Shmuel Shottan		Shmuel Shottan

Each of the above-listed committee members served in such capacity for all of fiscal 2010, except Mr. Shottan who was appointed to the Audit Committee and the Nominating and Governance Committee in February 2011 and Mr. Degan who was appointed to the Nominating and Governance Committee in January 2010.

During fiscal 2010, Michael Norkus served on the Audit Committee and the Nominating and Governance Committee for the full fiscal year and the Compensation Committee beginning in January 2010. Mr. Norkus resigned from the Board of Directors and these committees in February 2011.

During fiscal 2010, William Miller served on the Compensation Committee and the Nominating and Governance Committee. Mr. Miller resigned from the Board of Directors and these committees in September 2009.

Audit Committee. The Audit Committee held five meetings during fiscal 2010. The Audit Committee acts pursuant to the Audit Committee Charter and currently performs the following functions, among others:

•	reviews our annual and quarterly financial statements and oversees the annual and quarterly financial reporting processes;

•	reviews and approves related party transactions;

•

selects our independent registered public accounting firm, pre-approves all audit and non-audit services by them, oversees and approves their compensation, confirms their independence and reviews the scope of their activities;

•	receives and considers our independent registered public accounting firm’s comments as to the adequacy and effectiveness of our accounting and financial controls;

•	retains independent counsel, accountants, or others at the expense of the company to advise the committee or assist in the conduct of an investigation;

•	reviews the company’s effectiveness and methodology for monitoring compliance with laws and regulations and oversees any investigations regarding compliance matters;

•	reviews the process for communicating our Code of Business Conduct and Ethics to company personnel and monitors compliance with such code of ethics; and

•	considers the effectiveness of our company’s internal control over the financial reporting process, including information technology security and control.

In addition to being independent under NASDAQ Marketplace Rule 5605(a)(2), all members of the Audit Committee must meet the additional independence standards for audit committee members set forth in Rule 10A-3(b)(1) of the Exchange Act and NASDAQ Marketplace Rule 5605(c)(2)(A). The Board of Directors has determined that each of Ms. Denzel and Mr. Degan qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K under the Exchange Act.

Compensation Committee. The Compensation Committee held nine discrete meetings and four joint meetings with the Board of Directors during fiscal 2010. The Compensation Committee acts pursuant to the Compensation Committee Charter and currently performs the following functions, among others:

•	reviews and approves compensation for our executive officers, including our Chief Executive Officer;

•	reviews and approves performance goals for our Chief Executive Officer;

•	reviews and approves grants of equity-based and other incentive awards and administers our various equity and other incentive compensation plans; and

•	annually reviews director compensation and makes related recommendations to our Board of Directors.

The Compensation Committee Charter requires that each member of the Compensation Committee must satisfy certain standards of independence as defined under applicable regulations. Accordingly, each member of the Compensation Committee must be:

•	an “independent director” as defined under NASDAQ Marketplace Rule 5605(a)(2);

•	a “Non-Employee Director” as defined under Rule 16b-3 of the Exchange Act; and

•	an “outside director” as defined under Treasury Regulations section 1.162-27(e)(3) of Section 162(m) of the Internal Revenue Code.

The Compensation Committee may delegate to a subcommittee of two or more directors the authority to make grants under our equity-based incentive plans to employees and consultants who are not executive officers or directors of our company.

The Compensation Committee reviews the compensation arrangements of the executive officers at least once annually, generally at the time of our annual meeting of shareholders. In determining the appropriate compensation levels for our Chief Executive Officer, the Compensation Committee meets outside the presence of our executive officers and other employees. With respect to our other executive officers, our Chief Executive Officer reviews the performance of each executive officer with the Compensation Committee and makes related recommendations to the Compensation Committee.

The Compensation Committee evaluates executive officer performance with the goal of setting compensation levels competitive with companies in the computer peripherals industry of similar revenue, with adjustments for individual experience levels and performance. To help fulfill its responsibilities, the Compensation Committee periodically engages external executive compensation consultants to obtain market data and to conduct reviews of our executive compensation program. The compensation consultants that have been retained by the Compensation Committee act as independent advisors to the Compensation Committee. For fiscal 2010, the Compensation Committee retained Pearl Meyer & Partners LLC (“Pearl Meyer”) to provide these services. Pearl Meyer provided no other consulting services to our company in fiscal 2010.

With respect to determining compensation for new hires, the Compensation Committee takes into account a number of factors, including past compensation history, any compensation forfeited by the new hire due to leaving the prior job, or any uniquely valuable skills the new hire might bring to enhance shareholder value. With respect to internal promotions to executive officer positions, the Compensation Committee considers factors such as past compensation history, the new levels of responsibility of the executive officer, and the importance of maintaining the continued employment of individuals with an established record of contributing to shareholder value and who possess valuable knowledge about our company.

In addition, the Compensation Committee is responsible for overseeing the assessment and management of risks related to our compensation plans, policies and overall philosophy. The Compensation Committee has reviewed our compensation programs, and our executive compensation programs in particular, and has determined based on its review that our compensation programs do not encourage unnecessary or excessive risk taking that would be reasonably likely to have a material adverse effect on the Company. The majority of compensation provided to our executive officers is in the form of equity awards that further align executives’ interests with those of our stockholders. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk taking because the ultimate value of the awards is tied to our stock price, and because grants are subject to long-term vesting schedules to help ensure that executives always have significant value tied to long-term stock price performance.

Nominating and Governance Committee. The Nominating and Governance Committee held four meetings during fiscal 2010. The Nominating and Governance Committee acts pursuant to the Nominating and Governance Committee Charter and currently performs the following functions, among others:

•	identifies individuals qualified to become members of the Board of Directors;

•	recommends the persons to be nominated for election as directors at the annual meeting of shareholders;

•	regularly reviews and advises the Board of Directors with respect to corporate governance principles and policies applicable to our company; and

•	oversees the annual evaluation of the director effectiveness.

The Nominating and Governance Committee is responsible for reviewing with the Board of Directors, on an annual basis, the appropriate skills and characteristics required of directors in the context of the current make-up of the Board of Directors and to set those forth in writing. This assessment includes issues of diversity, experience, judgment, ability and willingness to devote the necessary time, and familiarity with domestic and/or international markets, all in the context of an assessment of the perceived needs of our company. The Nominating and Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities. The Nominating and Governance Committee has not established any specific minimum criteria or qualifications that a nominee must possess. Each of the nominees for election as a director at the annual meeting and each of our current directors holds or has held senior executive positions in, and/or has experience serving on the boards of directors and board committees of, large, complex organizations and has operating experience that meets the foregoing objectives. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management and leadership development.

The Nominating and Governance Committee also believes that each of the nominees and current directors has other key attributes that are important to an effective board of directors: integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of origin, background, experience and thought; and the commitment to devote significant time and energy to service on the Board of Directors and its committees.

The Nominating and Governance Committee will consider nominees recommended by our shareholders if the nominee recommendations are submitted in writing and sent care of the Secretary by mail to our offices at 9112 Spectrum Center Boulevard, San Diego, California 92123.

The Nominating and Governance Committee will evaluate nominees recommended by our shareholders under the same criteria as other nominees.

Leadership Structure

The Board of Directors does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board since the Board of Directors believes it is in our best interest to make that determination from time-to-time based on our position and direction and the membership of the Board of Directors. Pursuant to our bylaws, the Board of Directors in its discretion may elect a Chairman from among its members. The Board of Directors has determined that having an independent director serve as Chairman of the Board is in our best interest at this time. Mr. McClendon has served as our Chairman of the Board since March 2001. Because Mr. McClendon meets the independence standards of the NASDAQ Marketplace Rules, he also presides over separate meetings of the independent directors. The Board of Directors regularly observes such independent directors separate meeting time. This structure ensures a greater role for the independent directors in our oversight and active participation of the independent directors in setting agendas and establishing Board of Director priorities and procedures. Further, this structure permits the Chief Executive Officer to focus on the management of our day-to-day operations, while the Chairman of the Board presides at all meetings of the Board of Directors at which he is present; assists in establishing the agenda for each Board of Directors meeting; assists in setting a schedule of an annual agenda, to the extent foreseeable; calls and prepares the agenda for and presides over separate sessions of the independent directors; acts as a liaison between the independent directors and our management and performs such other powers and duties as may from time to time be assigned to him by the Board of Directors or as may be prescribed by our amended and restated bylaws. The Board of Directors will review from time to time the appropriateness of its leadership structure and implement any changes as it may deem necessary.

Risk Oversight

Companies face a variety of risks, including credit risk, liquidity risk and operational risk. The Board of Directors believes that an effective risk management system will (i) timely identify the material risks that we face, (ii) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board of Directors or relevant committees, (iii) implement appropriate and responsive risk management strategies consistent with our risk profile and (iv) integrate risk management into our decision-making.

The Board of Directors takes the lead in overseeing risk management and the Audit Committee makes periodic reports to the Board of Directors regarding briefings provided by management and advisors, as well as the Audit Committee’s own analysis and conclusions regarding the adequacy of our risk management processes. Material risks are identified and prioritized by management, and each prioritized risk is referred to the relevant committee or the full Board of Directors for oversight. For example, management refers strategic risks to the full Board of Directors while financial risks are referred to the Audit Committee. The Board of Directors regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each, and annually reviews our risk management program as a whole. Also, the Compensation Committee periodically reviews the most important risks to the Company to ensure that compensation programs do not encourage excessive risk-taking.

In addition to the formal compliance program, the Board of Directors encourages management to promote a corporate culture that incorporates risk management into our corporate strategy and day-to-day business operations. The Board of Directors also continually works, with the input of our executive officers, to assess and analyze the most likely areas of future risk.

Director Compensation Table for Fiscal Year 2010

The following table provides compensation information for fiscal 2010 for each non-employee member of our Board of Directors. See “Executive Compensation – Summary Compensation Table for Fiscal Year 2010” for information related to the compensation of Mr. Kelly who was a director in fiscal 2010 and who also served as an executive officer during the fiscal year.

Name	Fees Earned or Paid in Cash (1)	Option Awards (2)(3)	Total
Robert A. Degan	$40,925	$42,039	$82,964
Nora M. Denzel	$39,800	$42,039	$81,839
Scott McClendon	$49,750	$42,039	$91,789
William J. Miller (4)	$6,675	—	$6,675
Michael Norkus (5)	$41,400	$42,039	$83,439

(1)	Effective January 2010, we implemented certain changes to our compensation program for members of our Board of Directors as described below.
(2)	In accordance with recent changes in the SEC’s disclosure rules, amounts listed in the “Option Awards” column represent the fair value on the grant date of the option awards granted during fiscal 2010. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of our financial statements. For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of these awards, see Note 10 to the consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended June 27, 2010.

(3)	At fiscal 2010 end, the number of shares subject to outstanding option awards for each director were as follows: Mr. Degan—63,088, Ms. Denzel—34,422, Mr. McClendon—87,087, Mr. Miller—20,500, and Mr. Norkus—46,422.
(4)	Mr. Miller resigned from the Board of Directors in September 2009.
(5)	Mr. Norkus resigned from the Board of Directors in February 2011.

Overview of Non-Employee Director Compensation and Procedures

We compensate non-employee directors through cash and equity-based compensation. Prior to January 2010, each non-employee director received a quarterly retainer of $5,000, plus $2,500 for each meeting of the Board of Directors attended ($1,250 for meetings held telephonically). The Chairman of the Board of Directors received an additional retainer of $2,500 per quarter. Members of the Audit Committee and the Compensation Committee each received an additional retainer of $500 per quarter. Members of the Nominating and Governance Committee received $500 for each committee meeting attended ($250 for meetings held telephonically, with no fee being paid for meetings held the same day as a meeting of the Board of Directors). Beginning in January 2010, each non-employee director receives an annual retainer of $40,000 payable quarterly. The Chairman of the Board of Directors receives an additional $10,000 retainer annually. No additional fees are paid for attendance at meetings of the Board of Directors or committees. We also reimburse expenses incurred by non-employee directors to attend meetings.

In addition to the above fees, each non-employee director receives stock options to acquire shares of our common stock. Under the option grant formula provided in the company’s 2003 Equity Incentive Plan (the “2003 Plan”), each continuing non-employee director annually received a nonqualified stock option to purchase 6,000 shares on the same date as our annual meeting of shareholders. These options have a per share exercise price equal to the fair market value of a share of common stock on the date of grant and vest in equal monthly installments over a 12-month period from the grant date. Beginning in January 2010, the non-employee directors annually receive a grant of options to purchase shares of common stock with a value of $50,000 (based on the value of our common stock on the grant date). These options have a per share exercise price equal to the fair market value of a share of common stock on the date of grant, vest in equal monthly installments over a 12-month period from the grant date and have a six year term. For the sake of clarity, these annual option grants are in lieu of and replace the formula grant otherwise applicable under the 2003 Plan.

On January 4, 2010, Ms. Denzel and Messrs. Degan, McClendon and Norkus each received an annual option grant to purchase 22,422 shares at a per share exercise price of $2.23.

Equity Ownership by the Board of Directors

Pursuant to stock ownership guidelines recommended by our Nominating and Governance Committee and approved by the Board of Directors, each director is expected to own at least 1,000 shares of our common stock during their term of service as a director, with new directors expected to acquire at least that number of shares in the open market within 90 days of their commencement of service as a director.

Shareholder Communications with the Board of Directors

We have adopted a formal process by which shareholders may communicate with our Board of Directors. Communications to the Board of Directors must either be in writing and sent care of the Secretary by mail to our offices at 9112 Spectrum Center Boulevard, San Diego, California 92123, or delivered via e-mail to secretary@overlandstorage.com. This centralized process will assist the Board of Directors in reviewing and responding to shareholder communications in an appropriate manner. The name of any specific intended recipient should be noted in the communication. All communications must (i) be accompanied by a statement of the type and amount of the securities of our company that the person holds, (ii) identify any special interest, meaning an interest not in the capacity of a shareholder of our company, of the person submitting the communication, and (iii) include the address, telephone number and e-mail address, if any, of the person submitting the communication. The Board of Directors has instructed the Secretary to forward to it such correspondence; however, before forwarding any correspondence, the Board of Directors has also instructed the Secretary to review such correspondence and, in the Secretary’s discretion, not to forward certain items if they are deemed of a personal, illegal, commercial, offensive or frivolous nature or otherwise inappropriate for director consideration.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Based solely on copies of these reports provided to us and written representations that no other reports were required, we believe that these persons met all of the applicable Section 16(a) filing requirements during fiscal 2010, with the exception of one late Form 4 filing for each of Ms. Mansolf and Messrs. Kelly, Gopal and McClendon.

Code of Business Conduct and Ethics

We have adopted the Overland Storage, Inc. Code of Business Conduct and Ethics, which applies to our directors, executive officers and employees. A copy of the Code of Business Conduct and Ethics is publicly available on our website at www.overlandstorage.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the code applying to our principal executive officer or our principal financial or accounting officer, we will disclose the nature of such amendment or waiver on our website or in a report on Form 8-K.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The names of our current executive officers, their ages as of April 18, 2011, and their positions are shown below. Biographical summaries of each of our executive officers who are not also members of our Board of Directors are included below.

Name	Age	Position Held
Eric L. Kelly	52	President and Chief Executive Officer
Geoff Barrall	41	Vice President, Engineering and Chief Technology Officer
Kurt L. Kalbfleisch	45	Vice President of Finance, Chief Financial Officer and Secretary
Jillian Mansolf	44	Vice President of Worldwide Sales and Marketing

Eric L. Kelly is our President and Chief Executive Officer and a director. See the description of his business experience above under “Proposal 1—Nominees for Directors.”

Geoff Barrall, joined us as our Chief Technology Officer and Vice President of Engineering in February 2010. Prior to joining us, Dr. Barrall served as the Chief Executive Officer of Data Robotics, Inc. (“Data Robotics”) from April 2005 to December 2010, the maker of the world’s first data storage robot and a company he founded in 2005. Dr. Barrall has founded five companies including BlueArc Corporation (“BlueArc”), a supplier of enterprise Network Attached Storage (“NAS”), as well as several information technology and consulting services firms. Dr. Barrall is a current member of the board of directors of Nexsan Corporation, a provider of disk-based storage systems. In addition to his roles at Data Robotics and BlueArc, he also served on the board of directors of Tacit Networks, Inc. and was an executive consultant to the senior team at Brocade Communications Systems, Inc. His storage experience also includes sitting on the boards of advisors for Data Domain, Inc. and NeoPath Networks, Inc. As a designer, Dr. Barrall has more than a dozen data storage-related patents to his credit.

Kurt L. Kalbfleisch has served as our Chief Financial Officer since February 2008, as our Vice President of Finance since July 2007, and as our Secretary since October 2009. He served as our Interim Chief Financial Officer from August 2007 to February 2008. Mr. Kalbfleisch has been an employee of our company since December 1993 and has served in key management roles in our finance department during that time. Prior to joining our company, Mr. Kalbfleisch worked as a manufacturing budget analyst for McDonnell Douglas Corporation, a major aerospace manufacturer and defense contractor, from July 1989 to December 1993.

Jillian Mansolf has served as our Vice President of Worldwide Sales and Marketing since joining us in July 2009. From August 2008 to June 2009, Ms. Mansolf served as Senior Vice President of Worldwide Sales and Marketing for Data Robotics. From May 2006 to July 2008 she was Vice President of Worldwide Marketing & Product Management for Motion Computing, Inc., a creator of tablet personal computers. From November 2002 to February 2005, Ms. Mansolf was Vice President of Worldwide Sales and Channel Marketing for Snap Appliance, Inc., a designer and manufacturer of NAS and SAN software and hardware products through the acquisition by Adaptec. The Snap division of Adaptec was acquired by us in June 2008. From December 2001 to November 2002 she was Vice President of Worldwide Sales and Marketing for Maxtor Corporation, a manufacturer of hard, external and portable drives. Prior to that time, Ms. Mansolf held key positions for Dell from 1997 to 2001 serving first as a Director of Marketing for Workstation Products and Services from June 1997 to April 1998 and later as an Area Vice President for the Large Corporate Accounts Division from May 1998 to December 2001. Prior to her tenure with Dell, she held sales management positions with Netpower Incorporated and Tandon Computer Corporation.

Executive officers serve at the pleasure of the Board of Directors. There are no arrangements or understandings between any officer and any other person pursuant to which such executive officer was or is to be selected as an executive officer. There are no family relationships between any executive officer, director or person nominated by the company to become a director or executive officer.

EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal Year 2010

The table below summarizes, for the fiscal years ended June 27, 2010 and June 28, 2009, the total compensation paid to or earned by each of the individuals who served as our principal executive officer or our principal financial officer during fiscal 2010, and our two other most highly compensated executive officers for fiscal 2010 (referred to as our “named executive officers”).

Name and Principal Position	Fiscal Year	Salary ($) (1)		Bonus ($)		Option Awards ($) (2)		All Other Compensation ($) (3)	Total ($)
Eric L. Kelly (4)	2010	400,000		—		2,293,766		19,430	2,713,196
President and Chief Executive Officer	2009	167,692		—		185,188	(5)	119,496	472,376
Kurt L. Kalbfleisch	2010	214,327		—		327,946		29,921	572,194
Vice President of Finance, Chief Financial Officer and Secretary	2009	208,125		10,000	(6)	19,260		30,075	267,460
Jillian Mansolf (7)	2010	302,201	(8)	9,000	(9)	385,286		25,148	721,635
Vice President of Worldwide Sales and Marketing
Christopher Gopal (10)	2010	172,212		—		417,362		17,125	606,699
Vice President of Operations

(1)	As part of a cost reduction effort, the Compensation Committee instituted on January 8, 2009 a company-wide temporary 10% reduction in salaries for executive officers, employees, and members of the Board of Directors. The salaries for Ms. Mansolf and Messrs. Kelly and Gopal were established after the implementation of the 10% reduction and were not affected. Mr. Kalbfleisch’s salary was increased in February 2010, as described below, and such increase was not subject to the temporary reduction.
(2)	In accordance with recent changes in the SEC’s disclosure rules, amounts listed in the “Option Awards” column represent the fair value on the grant date of the option awards granted to our named executive officers during fiscal 2010 and fiscal 2009. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of our financial statements. For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of these awards in each fiscal year, see Note 10 to the consolidated financial statements included in our annual report on Form 10-K for the year ended June 27, 2010. Under general accounting principles, compensation expense with respect to option awards granted to our employees and directors is generally recognized over the vesting periods applicable to the awards. The SEC’s disclosure rules previously required that we present option award information for fiscal 2009 based on the amount recognized during the corresponding year for financial statement reporting purposes with respect to these awards (which meant, in effect, that in any given year we could recognize for financial statement reporting purposes amounts with respect to grants made in that year as well as with respect to grants from past years that vested in or were still vesting during that year). However, the recent changes in the SEC’s disclosure rules require that we now present the option award amounts in the “Option Awards” column of the table above with respect to fiscal 2009 using the grant date fair value of the awards granted during the corresponding year (regardless of the period over which the awards are scheduled to vest). Since this requirement differs from the SEC’s past disclosure rules, the amounts reported in the table above for option awards in fiscal 2009 differ from the amounts previously reported in our proxy statement for our 2009 annual meeting. As a result, each named executive officer’s total compensation amounts for fiscal 2009 differs from the amounts previously reported in our proxy statement for our 2009 annual meeting.
(3)	Amounts listed in this column for each named executive officer for fiscal 2010 reflect premiums we paid on their behalf for health insurance and term life insurance and certain out-of-pocket medical expenses we paid on their behalf (including health club memberships and personal training).

(4)	Mr. Kelly has served as our Chief Executive Officer since January 27, 2009 and President since January 5, 2010.
(5)	Due to a calculation error, this number was incorrectly reported as $112,469 in our proxy statement for the special meeting of shareholders filed with the SEC on March 31, 2010. The table above reflects the correct number.
(6)	This amount represents the fourth and final quarterly installment of a retention bonus and was paid in July 2008.
(7)	Ms. Mansolf joined the Company in July 2009.
(8)	Amount includes sales commissions of $82,509 earned in fiscal 2010.
(9)	The discretionary bonus paid to Ms. Mansolf was based on a general range established by the Compensation Committee and was recommended by our Chief Executive Officer for the achievement of certain project-related objectives, such as updating the Company’s website, and other intangible objectives.
(10)	Mr. Gopal joined the Company in September 2009. His employment terminated in January 2011 following a leave of absence which commenced in July 2010.

Outstanding Equity Awards At Fiscal Year-End for Fiscal Year 2010

The following table provides information about the current holdings of stock options by our named executive officers at June 27, 2010 after giving effect to the one-for-three reverse stock split that we effected in December 2009. This table includes outstanding vested and unvested option awards. Each option award is shown separately for each named executive officer.

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Eric Kelly	11/13/2007	6,000	—		5.31	11/13/2013
	12/9/2008	6,000	—		0.75	12/9/2014
	1/27/2009	141,666	158,333	(1)	0.78	1/27/2015
	2/18/2010	137,555	1,100,445	(2)	2.49	4/23/2016

Kurt L. Kalbfleisch	11/14/2000	1,666	—		29.25	11/14/2010
	6/25/2001	1,500	—		20.70	6/25/2011
	8/8/2002	833	—		29.16	8/8/2012
	5/22/2006	333	—		24.09	5/22/2016
	8/13/2007	25,000	—		4.86	8/13/2010
	2/14/2008	8,332	—		3.96	2/14/2011
	1/27/2009	33,333	—		0.78	1/27/2012
	2/18/2010	59,000	118,000	(3)	2.49	4/23/2016

Jillian Mansolf	7/16/2009	36,667	3,333	(4)	1.65	7/16/2015
	2/18/2010	59,452	118,904	(3)	2.49	4/23/2016

Christopher Gopal	9/8/2009	15,000	25,000	(5)	2.61	9/8/2015
	2/18/2010	59,452	118,904	(3)	2.49	4/23/2016

(1)	This option vests in equal monthly installments over a thirty-six month period following the grant date and expires six years from the date of grant.
(2)	This option vests in equal monthly installments over a thirty-six month period following the grant date and expires on April 23, 2016.
(3)	This option vests in equal monthly installments over a twelve month period following the grant date and expires on April 23, 2016.
(4)	This option vests in equal monthly installments over a twelve month period following the grant date and expires six years from the date of grant.

(5)	This option vests in equal monthly installments over a twenty-four month period following the grant date and expires six years from the date of grant.

Employment, Severance and Change in Control Agreements

Employment Agreements. The following describes the employment arrangements we have with our named executive officers.

Eric L. Kelly. On June 24, 2009, we entered into an employment agreement with Mr. Kelly, our President and Chief Executive Officer. The employment agreement provides for Mr. Kelly to earn a base salary of $400,000, which has been his base salary since his appointment as Chief Executive Officer on January 27, 2009. Mr. Kelly is eligible to receive an annual bonus based upon the achievement of financial and management objectives reasonably established by the Board of Directors or an authorized committee of the Board of Directors. The annual bonus target will be 100% of the greater of $400,000 or his base salary as of the end of the applicable fiscal quarter or year in which the bonus is earned. Mr. Kelly will have the opportunity to earn an annual bonus of up to 150% of the target bonus. If we terminate Mr. Kelly’s employment without cause or he resigns for good reason, dies or becomes disabled before the end of a fiscal quarter or year, he will be eligible to receive a prorated amount of the target bonus for the fiscal quarter or year in which his employment terminates. To the extent that any travel, lodging or auto expense reimbursements are taxable to Mr. Kelly, we will provide Mr. Kelly with a tax restoration payment so that Mr. Kelly will be put in the same after-tax position as if such reimbursements had not been subject to tax. The employment agreement has a three-year term and automatically renews for additional one-year terms unless one of the parties gives timely notice to terminate. We may unilaterally modify Mr. Kelly’s cash compensation at any time, subject to Mr. Kelly’s right to terminate his employment for good reason (as defined in the agreement).

The employment agreement provides that if we terminate Mr. Kelly’s employment without cause (as defined in the agreement) or if Mr. Kelly resigns from employment for good reason then we will be obligated to pay him an aggregate severance payment equal to the sum of (i) 150% of the greater of his then base salary or his original base salary, (ii) a portion of his target bonus prorated based on the number of days he was employed during the period on which the target bonus is based, (iii) an amount equal to the premiums he would be required to pay to continue health insurance coverage under our company’s insurance plans for himself and his eligible dependents under COBRA for 18 months following the date of his termination, and (iv) an amount necessary for him to continue life, accident, medical and dental insurance benefits for himself and his eligible dependents in amounts substantially similar to those which he received immediately prior to the date of his termination for a period of 18 months following his termination (reduced by the amount of any reimbursement for COBRA premiums as described in clause (iii) above). The severance payment will be made in equal monthly installments over 18 months in accordance with our regular payroll practices. In addition, Mr. Kelly will be entitled to accelerated vesting for any unvested portion of his then outstanding stock options and any other equity-based awards that would otherwise have vested during the 12-month period following his termination. In the case of vested stock options, he will be permitted to exercise such options in whole or in part at any time within one year of the date of his termination, subject to earlier termination upon the expiration of the maximum term of the applicable options under the applicable plan or upon a change in control. The severance benefits described above are contingent upon Mr. Kelly providing the company with a general release of all claims.

Kurt L. Kalbfleisch. On September 29, 2009, we entered into an employment and severance agreement with Kurt L. Kalbfleisch, our Vice President of Finance and Chief Financial Officer. This agreement supersedes and replaces Mr. Kalbfleisch’s retention agreement (described below) and provides for Mr. Kalbfleisch to earn a base salary of $225,000. Mr. Kalbfleisch’s salary was reduced by 10% in fiscal 2009 pursuant to our company-wide temporary salary reduction program. In February 2010, Mr. Kalbfleisch’s salary was increased to $240,000. Mr. Kalbfleisch is eligible to receive an annual bonus based upon the achievement of financial and management objectives reasonably established by the Board of Directors or an authorized committee of the Board of Directors. If we terminate Mr. Kalbfleisch’s employment without cause or he resigns his employment for good reason before the end of a fiscal quarter or year, he will be eligible to receive a prorated amount of the target bonus for the fiscal quarter or year in which his employment terminates. The agreement has a three-year term and automatically renews for additional one-year terms unless one of the parties timely gives notice to terminate. The company may unilaterally modify Mr. Kalbfleisch’s cash compensation at any time, subject to Mr. Kalbfleisch’s right to terminate his employment for good reason (as defined in the agreement).

The employment agreement provides that if we terminate Mr. Kalbfleisch’s employment without cause (as defined in the agreement) or if Mr. Kalbfleisch resigns from employment for good reason, then we will be obligated to pay him an aggregate severance payment equal to the sum of (i) the greater of his then annual base salary or his original base salary of $225,000, (ii) a portion of any target bonus prorated based on the number of days he was employed during the period on which the target bonus is based, (iii) an amount equal to the premiums he would be required to pay to continue health insurance coverage under our company’s insurance plans for himself and his eligible dependents under COBRA for 12 months following the date of his termination, and (iv) an amount necessary for him to continue life, accident, medical and dental insurance benefits for himself and his eligible dependents in amounts substantially similar to those which he received immediately prior to the date of his termination for a period of 12 months following his termination (reduced by the amount of any reimbursement for COBRA premiums as described in clause (iii) above). The severance payment will be made in equal monthly installments over the 12 months following termination of employment. In addition, Mr. Kalbfleisch will be entitled to accelerated vesting for any unvested portion of his then outstanding stock options and any other equity-based awards that would otherwise have vested during the 12-month period following his termination. In the case of vested stock options, he will be permitted to exercise such options in whole or in part at any time within one year of the date of his termination, subject to earlier termination upon the expiration of the maximum term of the applicable options under the applicable plan or upon a change in control. If such a termination of employment occurs within two years following a change in control of our company, then the severance benefits will generally be the same except that the cash severance will instead paid in a single lump sum on the sixtieth day after termination of employment and Mr. Kalbfleisch will be entitled to accelerated vesting for any unvested portion of his then outstanding stock options and any other equity-based awards. The agreement does not provide for a gross-up of any golden parachute excise taxes that may be imposed on Mr. Kalbfleisch. The severance benefits described above are contingent upon Mr. Kalbfleisch providing us with a general release of all claims.

Jillian Mansolf. As our Vice President of Worldwide Sales and Marketing, Ms. Mansolf is an at-will employee and her employment may be terminated by us for any reason, with or without notice. Ms. Mansolf currently earns an annual salary of $238,000. She is also eligible for quarterly commission earnings of $25,500 for a total compensation package equal up to $340,000 annually. Ms. Mansolf is also eligible to receive an annual bonus based upon the achievement of financial and management objectives reasonably established by the Board of Directors or an authorized committee of the Board of Directors. Ms. Mansolf’s offer letter provides that if her employment is terminated by the company without cause she is eligible to receive severance benefits consisting of six months of base salary plus earned commissions and twelve months of continued health benefits coverage.

Christopher Gopal. As our Vice President of Worldwide Operations, Mr. Gopal was an at-will employee and his employment could be terminated by us for any reason, with or without notice. In July 2010, we authorized an extended leave of absence (“LOA”)for Mr. Gopal. At the time of his LOA, Mr. Gopal earned an annual salary of $225,000 and was eligible to receive an annual bonus based upon the achievement of financial and management objectives reasonably established by the Board of Directors or an authorized committee of the Board of Directors. Mr. Gopal’s offer letter provides that if his employment is terminated by the company without cause he is eligible to receive severance benefits consisting of six months of base salary, six months bonus accrual and six months of continued health benefits coverage. Under the terms of Mr. Gopal’s LOA, he continued to receive his base salary and full benefits; however, in order to retain these full benefits, Mr. Gopal has agreed to forfeit one day of salary from his severance benefit for each day of his leave and one month of continued health benefits coverage for each month of his leave. Mr. Gopal’s employment with the Company terminated in January 2011.

Retention Agreements. The following describes the severance arrangements we have with our named executive officers in the case of a change of control. For these purposes, the terms “cause,” “good reason” and “change in control” are defined in each executive’s retention agreement.

Eric L. Kelly. On June 24, 2009, we entered into a retention agreement with Mr. Kelly, which provides that he will receive a lump sum severance payment if, within 60 days before or two years following a change of control of our company, his employment is terminated by the company without cause or he resigns for good reason. The severance payment will equal 150% of the sum of Mr. Kelly’s base salary at the time of the consummation of the change of control or termination date or $400,000, whichever is higher, plus any annual target bonus. The retention agreement provides that (i) if Mr. Kelly elects to continue insurance coverage as provided by COBRA, we will reimburse him for an amount equal to the premiums he would be required to pay to continue health insurance coverage under our company’s insurance plans for himself and his eligible dependents under COBRA for 18 months following the date of his termination, and (ii) we will reimburse him for an amount necessary for him to continue life, accident, medical and dental insurance benefits for himself and his eligible dependents in amounts substantially similar to those which he received immediately prior to the date of his termination for a period of 18 months following his termination (reduced by the amount of any reimbursements for COBRA premiums as described in clause (i) above). We are required to reimburse Mr. Kelly for the estimated costs of these benefits in one lump sum payment on his termination date. In addition, Mr. Kelly will be entitled to accelerated vesting for any unvested portion of his then outstanding stock options and any other equity-based awards. In the case of vested stock options, he will be permitted to exercise such options in whole or in part at any time within one year of the date of his termination, subject to earlier termination upon the expiration of the maximum term of the applicable options under the applicable plan or upon a change of control. The consideration payable to Mr. Kelly under the retention agreement is contingent upon him providing us a general release of claims.

The retention agreement provides limited protection to Mr. Kelly from the possible imposition of excise taxes under the Internal Revenue Code and any corresponding state tax provisions. If there is a change of control of our company on or before December 31, 2011, and if, as a result, Mr. Kelly becomes subject to a federal or state golden parachute excise tax, we are required to provide Mr. Kelly an excise tax restoration payment so that Mr. Kelly will be in the same after-tax position as if the excise tax was not imposed. The amount of the excise tax restoration payment may not exceed $2.5 million for a change of control that occurs in 2009, $1.0 million for a change of control that occurs during 2010, or $0.6 million for a change of control that occurs in 2011. No excise tax payment will be owed to Mr. Kelly with respect to a change of control that occurs after December 31, 2011.

We agreed to the excise tax restoration provisions of Mr. Kelly’s retention agreement in large part because Mr. Kelly’s compensation for service as a director of our company prior to his service as our Chief Executive Officer is taken into account for computing the “base amount” for calculation of excess parachute payments. In general, Mr. Kelly will be subject to excise taxes for compensation contingent upon a change of control if the amount of such compensation, which includes amounts attributed to the acceleration of stock options, equals or exceeds three times his base amount. For any change of control of our company that occurs after 2009, Mr. Kelly’s prior compensation as a director will be averaged with his compensation as our Chief Executive Officer, and such averaging would result in him having a base amount which is substantially less than his current compensation level. Our Compensation Committee determined that providing Mr. Kelly with the limited excise tax restoration benefit described above was essential to ensuring that the incentive compensation that Mr. Kelly may earn will fulfill its intended purpose.

Kurt L. Kalbfleisch. We entered into a retention agreement with Mr. Kalbfleisch effective July 23, 2007. This agreement generally provided that Mr. Kalbfleisch would receive a lump sum severance payment if, within two years of the consummation of a change of control of our company, his employment was terminated without cause or he resigned with good reason. These severance payments were based on Mr. Kalbfleisch’s base salary at the time of the consummation of the change of control or the termination date, whatever is higher, plus his target bonus for the year before the consummation of the change of control. The agreement provided that, upon a qualifying termination in connection with a change of control, Mr. Kalbfleisch would be entitled to receive an amount equal to his annual base salary, plus target bonus. If any portion of any payment under the retention agreement would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, then that payment will be reduced to an amount that is one dollar less than the threshold for triggering the tax imposed by Section 4999 of the Internal Revenue Code. The agreement also provided that if Mr. Kalbfleisch elected to continue health insurance coverage as provided by COBRA, we would reimburse him for the amount of the premiums incurred by him for 12 months following the termination date.

Mr. Kalbfleisch’s amended and restated retention agreement has now been superseded and replaced by his Employment and Severance Agreement, dated September 29, 2009, as described above.

Jillian Mansolf. We entered into a retention agreement with Ms. Mansolf effective July 13, 2009. This agreement generally provides that Ms. Mansolf will receive a lump sum severance payment if, within two years of the consummation of a change of control of our company, her employment is terminated without cause or she resigns with good reason. These severance payments are based on Ms. Mansolf’s base salary and target commission at the time of the consummation of the change of control or the termination date, whichever is higher, plus her target bonus for the year before the consummation of the change of control. The agreement provides that, upon a qualifying termination in connection with a change of control, Ms. Mansolf is entitled to receive an amount equal to her annual base salary, target commissions plus target bonus. If any portion of any payment under the retention agreements would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, then that payment will be reduced to an amount that is one dollar less than the threshold for triggering the tax imposed by Section 4999 of the Internal Revenue Code. The agreement also provides that if Ms. Mansolf elects to continue health insurance coverage as provided by COBRA, we would reimburse her for the amount of the premiums incurred by her for 12 months following the termination date.

Equity Awards Granted in Fiscal 2010

The “Option Awards” column of the “Summary Compensation Table for Fiscal Year 2010” above reflects the grant-date fair value (as determined for accounting purposes) of stock options granted to the named executive officers during fiscal 2010. Each of these options was granted under our 2009 Plan, except for “inducement options” granted to Ms. Mansolf in July 2009 and Mr. Gopal in September 2009 in connection with their commencing employment with our company. The terms of these inducement options are substantially similar to the terms of the options granted under the 2009 Plan during fiscal 2010. The 2009 Plan is administered by the Compensation Committee, which has authority to interpret the plan provisions and make all required determinations under the plan. Awards granted under the 2009 Plan are generally only transferable to a beneficiary of a named executive officer upon his or her death. However, the Compensation Committee may establish procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable securities laws and, with limited exceptions, are not made for value.

Each option granted to our named executive officers in fiscal 2010 was granted with a per-share exercise price not less than the fair market value of a share of common stock on the grant date. Each of these options is subject to a vesting schedule as described in the footnotes to the “Outstanding Equity Awards at Year End for Fiscal 2010” table above. Once vested, each option will generally remain exercisable until its normal expiration date. Each of the options granted to the named executive officers in fiscal year 2010 has a term of six years. However, vested options may terminate earlier in connection with a change in control transaction or a termination of the named executive officer’s employment. Subject to any accelerated vesting that may apply in the circumstances, the unvested portion of the option will immediately terminate upon a termination of the named executive officer’s employment. As described above, the named executive officers may be entitled to accelerated vesting of their options in connection with a change in control of our company and/or a termination of their employment under certain circumstances pursuant to their employment and retention agreements with our company.

Executive Bonus Plan

In September 2010, the Compensation Committee approved an Executive Bonus Plan (the “Bonus Plan”), which provides bonus opportunities for selected employees of the Company, including each of the Company’s executive officers. Each participant in the Bonus Plan is assigned a target bonus percentage that is expressed as a percentage of the participant’s base salary for the applicable bonus period (the “Bonus Period”). Bonuses are payable based upon the Company’s attainment of one or more performance goal(s) for revenue, gross profit, operating income, operating expenses and/or earnings per share as approved by the Compensation Committee for the applicable Bonus Period. The Compensation Committee may establish minimum, target and/or maximum performance goals for one or more of these performance metrics. The Compensation Committee establishes target bonus amounts for each Bonus Period and also establishes the percentage of the total bonus that will be determined based on Company performance and the percentage of the total bonus that will be determined based on individual performance and, as applicable, the performance goals that will be used to determine a participant’s individual performance for the Bonus Period. The Bonus Plan is effective for fiscal 2011 and future fiscal years unless and until otherwise determined by the Compensation Committee.

Employee Benefit Plans

401(k) Plan. In February 1994, we adopted our On-Track 401(k) Savings Plan that covers all of our eligible employees who are at least 21 years old. Our 401(k) plan is intended to qualify under Section 401 of the Internal Revenue Code so that employee contributions and income earned on such contributions are not taxable to employees until withdrawn. Employees may elect to defer up to 60% of their eligible compensation (not to exceed the statutorily prescribed annual limit) in the form of elective deferral contributions to our 401(k) plan. However, our named executive officers qualify as “highly compensated” employees and may only elect to defer up to 8.5% of their eligible compensation (not to exceed the statutorily prescribed annual limit) in the form of elective deferral contributions to our 401(k) plan. Our 401(k) plan also has a “catch up contribution” feature for employees aged 50 or older (including those who qualify as “highly compensated” employees) who can defer amounts over the statutory limit that applies to all other employees. During fiscal 2009, we matched 75% of the contributions on the first 6% of eligible compensation deferred by each of our 401(k) plan participants until October 19, 2008, at which time we temporarily suspended the company match. Company matching contributions under the plan vest at a rate of 25% per year at the employee’s annual service anniversary.

Equity Compensation Plan Information

The following table provides information about our equity compensation plans at June 27, 2010.

Plan Category	(a) Number of common shares to be issued upon exercise of outstanding options	(b) Weighted-average exercise price of outstanding options	(c) Number of common shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))
Equity compensation plans approved by our shareholders (1)	3,004,342	$3.40	2,170,241
Equity compensation plans not approved by our shareholders (2)	332,337	$2.44	0

Total	3,336,679	$3.30	2,170,241

(1)	Of the aggregate number of shares that remained available for future issuance reported in column (c), 2,013,811 were available under the 2009 Plan and 156,430 were available under the 2006 Employee Stock Purchase Plan. The 2009 Plan permits the granting of the following types of incentive awards: (1) stock options, (2) stock appreciation rights, (3) restricted shares, and (4) stock units.
(2)

These figures represent options to purchase 6,203 shares of our common stock granted under our 2001 Supplemental Stock Option Plan (the “2001 Plan”) and options to purchase 326,134 shares of our common stock granted to certain employees (including Ms. Mansolf and Mr. Gopal) as an inducement to their commencing employment with our company (the “Inducement Options”). The 2001 Plan is administered by the Compensation Committee and provides for grants of stock options to employees and consultants who are not officers or directors of our company. Our ability to grant new awards under the 2001 Plan terminated in November 2003. The Inducement Options were not granted under a plan and are administered by the Compensation Committee. The 2001 Plan options and the Inducement Options are generally subject to the same terms as options granted during fiscal 2010 under the 2009 Plan as described above under “Equity Awards Granted in Fiscal 2010.” Each of the 2001 Plan options has a ten-year term and the Inducement Options have a six-year term and is subject to earlier termination on a termination of the optionee’s employment or a change in control of our company. These options generally may not be transferred by the optionee.

REPORT OF THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

The purpose of the Audit Committee is to assist our Board of Directors in its general oversight of our financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, internal controls and procedures designed to assure compliance with accounting standards, applicable laws and regulations. The independent registered public accounting firm selected and appointed by the Audit Committee is responsible for performing an independent audit of, and expressing an opinion on our consolidated financial statements.

The Audit Committee is comprised solely of independent directors as defined in the listing standards of the NASDAQ Marketplace Rules. The Audit Committee members are not professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the independent audit. The Audit Committee serves in a board-level oversight role where it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with the auditors and the experience of the Audit Committee’s members in business, financial and accounting matters. At each meeting, the Audit Committee meets in executive session with the independent registered public accounting firm without management present and in separate individual sessions with our chief financial officer, our controller and other finance personnel. All services provided by the independent registered public accounting firm are pre-approved by the Audit Committee, and the Audit Committee reviews and approves the overall scope and plans for the annual audit.

Our management represented to the Audit Committee that our consolidated financial statements for fiscal year 2010 were prepared in accordance with generally accepted accounting principles applied on a consistent basis. The Audit Committee reviewed and discussed the consolidated financial statements with management and our independent registered public accounting firm, including a discussion of the quality, not just the acceptability, of our accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in our consolidated financial statements. The Audit Committee discussed with our independent registered public accounting firm other matters as are required to be discussed under the standards of the Public Company Accounting Oversight Board (United States), including the matters required by AU Section 380, Communication with Audit Committees. In addition, the Audit Committee has discussed with our independent registered public accounting firm such firm’s independence from management and our company and has received from the independent registered public accounting firm the written disclosures and the letter regarding its independence as required by Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committee Concerning Independence. Based on the foregoing reviews and discussion, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended June 27, 2010.

The Audit Committee has selected Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending July 3, 2011. We expect that a representative of Moss Adams LLP will attend the annual meeting, and the representative will have an opportunity to make a statement if the representative so desires. The representative will also be available to respond to appropriate questions from shareholders.

THE AUDIT COMMITTEE:

Robert A. Degan, Chairman

Nora M. Denzel

Shmuel Shottan

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

Independent Registered Public Accountants Fees

The following table summarizes the aggregate fees billed to the company by its former independent registered public accounting firm, PwC for the fiscal year ended June 28, 2009 and by its current independent registered public accounting firm, Moss Adams for the fiscal year ended June 27, 2010.

	2009	2010
Audit Fees (1)	$818,858	$524,000
Audit-Related Fees (2)	4,950	127,000
Tax Fees (3)	0	0
All Other Fees (4)	0	0

Total	$823,808	$651,000

(1)	“Audit Fees” consist of fees billed for professional services rendered in connection with the audit of our consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports, which were provided by PwC and Moss Adams in connection with statutory and regulatory filings or engagements.
(2)	“Audit-Related Fees” consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” In fiscal year 2010, the services related to consents and comfort letters issued in connection with equity issuances. In fiscal year 2009, these services included accounting consultations in connection with transactions.
(3)	“Tax Fees” consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance, acquisitions and international tax planning. There were no such services rendered to us by PwC during fiscal year 2009 or by Moss Adams during fiscal year 2010.
(4)	“All Other Fees” consist of fees for products and services other than the services reported above. There were no such services rendered to us by PwC during fiscal year 2009 or by Moss Adams during fiscal year 2010.

Pre-Approval Policies and Procedures

As a matter of policy, all audit and non-audit services provided by our independent registered public accounting firm are approved in advance by the Audit Committee, which considers whether the provision of non-audit services is compatible with maintaining such firm’s independence. All services provided by PwC during fiscal year 2009 and Moss Adams during fiscal year 2010 were pre-approved by the Audit Committee. The Audit Committee has considered the role of Moss Adams in providing services to us for the fiscal year ended June 27, 2010 and has concluded that such services are compatible with their independence as our auditors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Mr. De Perio was elected to our Board of Directors pursuant to the terms of the Purchase Agreement and is the nominee of, and is employed by, CGI. CGI is the investment manager of CMAG. Pursuant to the Purchase Agreement, CMAG acquired 3,832,861 shares of common stock and warrants exercisable to purchase 1,246,458 shares of common stock for total consideration of $5.0 million.

Indemnification of Our Executive Officers and Directors

Our executive officers and directors are entitled to be indemnified under our articles of incorporation and bylaws to the fullest extent permitted under California law. We have also entered into indemnification agreements with each of our executive officers and directors.

OTHER MATTERS

We know of no other matters to be submitted at the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares that they represent in accordance with their judgment.

For further information about Overland Storage, Inc., please refer to our annual report on Form 10-K for the fiscal year ended June 27, 2010, which accompanies this proxy statement. Our annual report on Form 10-K was filed with the SEC on September 24, 2010 and is publicly available on our website at www.overlandstorage.com. You may also obtain a copy by sending a written request to Investor Relations, Overland Storage, Inc., 9112 Spectrum Center Boulevard, San Diego, California 92123.

By order of the Board of Directors,

KURT L. KALBFLEISCH

Secretary

ANNEX A

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

OVERLAND STORAGE, INC.

Eric L. Kelly and Kurt L. Kalbfleisch certify that:

1. They are the President and Chief Executive Officer and the Vice President of Finance, Chief Financial Officer and Secretary, respectively, of Overland Storage, Inc., a California corporation (the “Corporation”).

2. Article III of the Corporation’s Articles of Incorporation (the “Articles”) is hereby amended to read in its entirety as follows:

“The Corporation is authorized to issue two classes of shares to be designated Common Stock (“Common Stock”) and Preferred Stock (“Preferred Stock”). The total number of shares of Common Stock that the Corporation is authorized to issue is ninety million two hundred thousand (90,200,000). The total number of shares of Preferred Stock that the Corporation is authorized to issue is one million (1,000,000). Authority is vested in the Board of Directors to divide any or all of the authorized shares of Preferred Stock into series and, within the limitations provided by law, to fix and determine the rights, preferences, privileges and restrictions of each such series, including but not limited to the right to fix and determine the designation of and the number of shares issuable in each such series and any and all such other provisions as may be fixed or determined by the Board of Directors of the Corporation pursuant to California law; provided that the holders of shares of Preferred Stock will not be entitled (A) to more than one vote per share, when voting as a class with the holders of shares of Common Stock, or (B) to vote on any matter separately as a class or series, except where expressly required by California law. The Board of Directors may increase or decrease the number of shares of any series of Preferred Stock subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.”

3. The foregoing amendment to the Articles has been duly approved by the Board of Directors of the Corporation.

4. The foregoing amendment to the Articles has been duly approved by the required vote of the shareholders of the Corporation in accordance with Sections 902 and 903 of the California Corporations Code. At the record date for the annual meeting at which the vote occurred, the Corporation had              shares of Common Stock issued and outstanding and no shares of preferred stock issued and outstanding. The number of shares of Common Stock voting in favor of the foregoing amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the shares of Common Stock.

The undersigned, Eric L. Kelly and Kurt L. Kalbfleisch, declare this             day of June, 2011, at the City and County of San Diego, California, under penalty of perjury under the laws of the State of California that each has read the foregoing certificate and knows the contents hereof and that the same is true of his own knowledge.

By:
Eric L. Kelly President and Chief Executive Officer

By:
Kurt L. Kalbfleisch Vice President of Finance, Chief Financial Officer and Secretary

A-1

ANNEX B

OVERLAND STORAGE, INC.

2009 EQUITY INCENTIVE PLAN

(AS AMENDED EFFECTIVE APRIL 13, 2011)

(All share numbers herein are presented after giving effect to the Company’s December 2009 1-for-3 reverse stock split)

B-i

B-ii

B-iii

Overland Storage, Inc.

2009 Equity Incentive Plan

ARTICLE 1     INTRODUCTION.

The Board adopted the Plan effective as of the Effective Date conditioned upon and subject to approval by the Company’s shareholders on or before the first anniversary of the Effective Date. The purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to shareholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.

The Plan shall be governed by, and construed in accordance with, the laws of the State of California (except its choice-of-law provisions).

ARTICLE 2     ADMINISTRATION.

2.1 Committee Composition. The Committee shall administer the Plan. The Committee shall consist exclusively of two or more Directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

(a) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

(b) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code.

2.2 Committee Authority. Subject to the specific provisions and limitations of the Plan, and Applicable Law, the Committee shall have the authority and power to (a) select the Employees, Outside Directors and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements, performance conditions (if any) and their degree of satisfaction, and other features and conditions of such Awards, (c) correct any defect, supply any omission, and reconcile any inconsistency in the Plan or any Award agreement, (d) accelerate the vesting, or extend the post-termination exercise term, or waive restrictions, of Awards at any time and under such terms and conditions as it deems appropriate, (e) interpret the Plan and any Award agreements, (f) adopt such plans or subplans as may be deemed necessary or appropriate to provide for the participation by non-U.S. employees of the Company and its Subsidiaries and Affiliates, which plans and/or subplans shall be attached hereto as appendices, and (g) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan.

2.3 Committee for Non-Officer Grants. The Board may also appoint a secondary committee of the Board, which shall be composed of two or more Directors of the Company who need not satisfy the requirements of Sections 2.1(a) and 2.1(b). Such secondary committee may administer the Plan with respect to Employees and Consultants who are not Officers or Directors of the Company, may grant Awards under the Plan to such Employees and Consultants and may determine all features and conditions of such Awards. Within the limitations of this Section 2.3, any reference in the Plan to the Committee shall include such secondary committee.

2.4 Scope of Discretion. On all matters for which the Plan confers the authority, right or power on the Board, the Committee, or a secondary committee to make decisions, that body may make those decisions in its sole and absolute discretion. Those decisions will be final, binding and conclusive and shall be afforded the maximum deference under Applicable Law. In making its decisions, the Board, Committee or secondary committee need not treat all persons eligible to receive Awards, all Participants, or all Awards the same way. Notwithstanding anything herein to the contrary, and except as provided in Section 16.2, the discretion of the Board, Committee or secondary committee is subject to the specific provisions and specific limitations of the Plan, as well as all rights conferred on specific Participants by Award agreements and other agreements entered into pursuant to the Plan.

2.5 Rules of Interpretation. Any reference to a “Section” or “Article,” without more, is to a Section or Article of the Plan. Captions and titles are used for convenience in the Plan and shall not, by themselves, determine the meaning of the Plan. Except when otherwise indicated by the context, the singular includes the plural and vice versa. Any reference to a statute is also a reference to the applicable rules and regulations adopted under that statute. Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the Effective Date and including any successor provisions.

2.6 Unfunded Plan. The Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants, any such accounts will be used merely as a convenience. The Company shall not be required to segregate any assets on account of the Plan, the grant of Awards, or the issuance of Common Shares. The Company and the Committee shall not be deemed to be a trustee of stock or cash to be awarded under the Plan. Any obligations of the Company to any Participant shall be based solely upon contracts entered into under the Plan. No such obligations shall be deemed to be secured by any pledge or other encumbrance on any assets of the Company. Neither the Company nor the Committee shall be required to give any security or bond for the performance of any such obligations.

2.7 Limitation of Liability. The Company (or members of the Board, Committee or secondary committee) shall not be liable to a Participant or other persons as to: (i) the non-issuance or sale of Common Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Common Shares hereunder; and (ii) any unexpected or adverse tax consequence realized by any Participant or other person due to the grant, receipt, exercise or settlement of any Award granted hereunder.

2.8 Electronic Communications. Subject to compliance with Applicable Law and/or regulations, an Award agreement or other documentation or notices relating to the Plan and/or Awards may be communicated to Participants by electronic media.

2.9 Indemnification. To the maximum extent permitted by applicable law, each member of the Committee, or of the Board, or any persons (including without limitation Employees and Officers) who are delegated by the Board or Committee to perform administrative functions in connection with the Plan, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

2.10 Suspension or Termination of Awards. If at any time (including after a notice of exercise has been delivered) the Committee (or the Board), reasonably believes that a Participant has committed an act of Cause

(which includes a failure to act), the Committee (or Board) may suspend the Participant’s right to exercise any Option or SAR (or payment of a Cash Award or vesting of Restricted Stock Grants or Stock Units) pending a determination of whether there was in fact an act of Cause. If the Committee (or the Board) determines a Participant has committed an act of Cause, neither the Participant nor his or her estate shall be entitled to exercise any outstanding Option or SAR whatsoever and all of Participant’s outstanding Awards shall then terminate without consideration. Any determination by the Committee (or the Board) with respect to the foregoing shall be final, conclusive and binding on all interested parties.

2.11 Clawback Policy. The Company may (i) cause the cancellation of any Award, (ii) require reimbursement of any Award by a Participant and (iii) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with Company policies and/or applicable law (each, a “Clawback Policy”). In addition, a Participant may be required to repay to the Company certain previously paid compensation, whether provided under this Plan or an Award Agreement or otherwise, in accordance with the Clawback Policy.

ARTICLE 3     SHARES AVAILABLE FOR GRANTS.

3.1 Basic Limitation. Common Shares issued pursuant to the Plan shall be authorized but unissued or reacquired shares. The maximum aggregate number of Common Shares reserved for issuance under the Plan is equal to the sum of: (i) 6,892,8151 Common Shares plus (ii) any Common Shares subject to any outstanding awards under the Prior Plans that on or after the Shareholder Approval Date are either forfeited or are repurchased at original cost by the Company plus any Common Shares that are not issued to the award holder as a result of a Prior Plan outstanding award being exercised or settled on or after the Shareholder Approval Date for less than the full number of Common Shares that are subject to such exercise or settlement, subject to maximum of 1,404,769 Common Shares for this clause (ii). The aggregate number of Common Shares that may be issued under the Plan through ISOs is 8,297,584 Common Shares. The limitations of this Section 3.1 shall be subject to adjustment pursuant to Article 10.

3.2 Dividend Equivalents. Any dividend equivalents paid or credited under the Plan shall not be applied against the number of Common Shares available for Awards.

3.3 Share Utilization. If Common Shares issued upon the exercise of Options are forfeited, then such Common Shares shall again become available for Awards under the Plan. If Restricted Shares are forfeited, then such Common Shares shall again become available for Awards under the Plan. If Options or SARs are forfeited or terminate for any other reason before being exercised, then the corresponding Common Shares shall again become available for Awards under the Plan. Subject to Article 12, if Stock Units are forfeited or terminate for any other reason before being settled, then the corresponding Common Shares shall again become available for Awards under the Plan. Subject to Article 12, if Stock Units are settled, then only the number of Common Shares (if any) actually issued in settlement of such Stock Units shall reduce the number of Common Shares available under Section 3.1 and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Common Shares (if any) actually issued in settlement of such SARs shall reduce the number of Common Shares available under Section 3.1 and the balance shall again become available for Awards under the Plan. The provisions of this Section 3.3 shall be subject to adjustment pursuant to Article 10.

[1]

The current aggregate share limit for the Plan is 3,692,815 shares (excluding shares originally authorized for issuance under the Prior Plans). Shareholders are being asked to approve amendments to the Plan that would increase this aggregate share limit by an additional 3,200,000 shares (so that the new aggregate share limit for the Plan would be 6,892,815 shares, in addition to the shares originally authorized and not issued under the Prior Plans as set forth above). The ISO limit referred to in Section 3.1 would also be increased by an additional 3,200,000 shares.

ARTICLE 4     ELIGIBILITY.

4.1 Incentive Stock Options. Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs.

4.2 Other Grants. Employees, Outside Directors and Consultants, including prospective Employees, Directors and Consultants conditioned on the beginning of their Service, shall be eligible for the grant of Restricted Shares, Stock Units, NSOs or SARs.

4.3 Section 162(m) Limitation.

(a) Options And SARs. For so long as the Company is a “publicly held corporation” within the meaning of Section 162(m) of the Code and with respect to grants of Options or SARs that are intended to qualify as performance-based compensation under Code Section 162(m), no Employee may be granted one or more SARs and Options within any Fiscal Year under the Plan to purchase more than 1,300,000 Common Shares under Options or to receive compensation calculated with reference to more than that number of Common Shares under SARs, with such limit subject to adjustment pursuant to Article 10. If an Option or SAR is cancelled without being exercised, that cancelled Option or SAR shall continue to be counted against the limit on Options and SARs that may be granted to any individual under this Section 4.3(a).

(b) Cash Awards And Stock Awards. Any Award intended as “qualified performance-based compensation” within the meaning of section 162(m) of the Code must vest or become exercisable contingent on the achievement of one or more Objectively Determinable Performance Conditions. The Committee shall have the discretion to determine the time and manner of compliance with section 162(m) of the Code.

ARTICLE 5     OPTIONS.

5.1 Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee’s other compensation.

5.2 Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 10.

5.3 Exercise Price. Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price under an Option shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant (and shall not be less than 110% of the Fair Market Value for an ISO granted to a Ten Percent Shareholder).

5.4 Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed 10 years from the date of grant (and shall not exceed 5 years from the date of an ISO grant for a Ten Percent Shareholder). If an Optionee changes status from an Employee to a Consultant or Outside Director, that Optionee’s ISOs will become NSOs if not exercised within the three-month period beginning with the Optionee’s termination of Service as an Employee for any reason other than the Optionee’s death or Disability. An ISO shall be treated as an NSO if it remains exercisable after, and is not exercised within, the three-month period described above. If an Optionee’s Service terminates due to Disability, any ISO held by such Optionee shall be treated as an NSO if it remains exercisable after, and is not exercised within, one year after termination of the Optionee’s Service. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, Disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. No Option granted to an individual who is subject to the overtime pay provisions of the Fair Labor Standards Act may be exercised before the expiration of six months after the Grant Date.

5.5 Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company or in the event that the Optionee is subject to an Involuntary Termination after a Change in Control. In addition, acceleration of exercisability may be required under Section 10.3.

5.6 Nonassignability of Options. Except as determined by the Committee, no Option shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution. However, Options may be transferred and exercised in accordance with a Domestic Relations Order and may be exercised by a guardian or conservator appointed to act for the Participant. No rights under an ISO may be transferred by the Participant, other than to a trust where under section 671 of the Code and other Applicable Law the Participant is considered the sole beneficial owner of the Option while it is held in trust, or by will or the laws of descent and distribution. The Company’s compliance with a Domestic Relations Order, or the exercise of an ISO by a guardian or conservator appointed to act for the Participant, shall not violate this Section 5.6.

5.7 Substitute Options. The Board may cause the Company to grant Substitute Options in connection with the acquisition by the Company or a Parent, Subsidiary or Affiliate of equity securities of any entity (including by merger, tender offer, or other similar transaction) or of all or a portion of the assets of any entity. Any such substitution shall be effective on the effective date of the acquisition. Substitute Options may be NSOs or ISOs. Unless and to the extent specified otherwise by the Board, Substitute Options shall have the same terms and conditions as the options they replace, except that (subject to the provisions of Article 10) Substitute Options shall be Options to purchase Common Shares rather than equity securities of the granting entity and shall have an Exercise Price adjusted appropriately, as determined by the Board.

5.8 Limitation on ISOs. Options intended to be ISOs that are granted to any single Optionee under all incentive stock option plans of the Company and its Parents or Subsidiaries, including ISOs granted under the Plan, may not first become exercisable for more than $100,000 in Fair Market Value of stock (measured on the grant dates of the Options) during any calendar year.

ARTICLE 6     PAYMENT FOR OPTION SHARES.

6.1 General Rule. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents denominated in U.S. dollars (except as specified by the Committee for non-U.S. Employees or non-U.S. sub-plans) at the time when such Common Shares are purchased, except as follows:

(a) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 6.

(b) In the case of an NSO granted under the Plan, the Committee may at any time permit payment to be made in any form(s) described in this Article 6.

6.2 Exercise/Sale. To the extent that this Section 6.2 is made applicable to an Option by the Committee, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company; provided that to the extent the Company would be deemed to extend or arrange for the extension of credit in the form of a personal loan to an Optionee under the foregoing procedure, no Officer or Director may use the foregoing procedure to pay the Exercise Price.

6.3 Other Forms of Payment. To the extent that this Section 6.3 is made applicable to an Option by the Committee, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with Applicable Law, regulations and rules.

ARTICLE 7     STOCK APPRECIATION RIGHTS.

7.1 SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee’s other compensation.

7.2 Number of Shares. Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 10.

7.3 Exercise Price. Each SAR Agreement shall specify the Exercise Price provided that the Exercise Price under a SAR shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant. A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

7.4 Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR provided that the term of a SAR shall in no event exceed 10 years from the date of grant. The grant or vesting of a SAR may be made contingent on the achievement of performance conditions. A SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s death, Disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

7.5 Effect of Change in Control. The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that the Company is subject to a Change in Control or in the event that the Optionee is subject to an Involuntary Termination after a Change in Control. In addition, acceleration of exercisability may be required under Section 10.3.

7.6 Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Committee shall determine, over the period or periods set forth in the SAR Agreement. A SAR Agreement may place limits on the amount that may be paid over any specified period or periods upon the exercise of a SAR, on an aggregate basis or as to any Participant. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.

7.7 Nonassignability of SARs. Except as determined by the Committee, no SAR shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution. However, SARs may be transferred and exercised in accordance with a Domestic Relations Order and may be exercised by a guardian or conservator appointed to act for the Participant.

7.8 Substitute SARs. The Board may cause the Company to grant Substitute SARs in connection with the acquisition by the Company or a Parent, Subsidiary or Affiliate of equity securities of any entity (including by merger, tender offer, or other similar transaction) or of all or a portion of the assets of any entity. Any such substitution shall be effective on the effective date of the acquisition. Unless and to the extent specified otherwise by the Board, Substitute SARs shall have the same terms and conditions as the SARs they replace, except that (subject to the provisions of Article 10) Substitute SARs shall be exercisable with respect to the Fair Market Value of Common Shares rather than equity securities of the granting entity and shall be on terms that, as determined by the Board in its sole and absolute discretion, properly reflect that substitution.

ARTICLE 8     RESTRICTED SHARES.

8.1 Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

8.2 Payment for Awards. Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, labor done, services actually rendered to the Company or for its benefit or in its reorganization, debts or securities cancelled, tangible or intangible property actually received either by the Company or a wholly-owned subsidiary, and promissory notes (provided the recipient is an Employee who is not a Director or Officer at the time of grant). All cash and cash equivalents shall be dominated in U.S. dollars except as specified by the Committee for non-U.S. Employees or non-U.S. sub-plans.

8.3 Vesting Conditions. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. The Committee may include among such conditions the achievement of Objectively Determinable Performance Conditions A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company or in the event that the Participant is subject to an Involuntary Termination after a Change in Control.

8.4 Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other shareholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid. Notwithstanding the foregoing, dividends awarded with respect to Restricted Shares subject to unsatisfied performance-based conditions shall accumulate until all applicable performance-based conditions have been satisfied and will be paid, if at all, as soon as reasonably practicable following the satisfaction of the applicable performance-based conditions.

8.5 Nonassignability of Restricted Shares. Except as determined by the Committee, no Restricted Shares shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution until such time as the Restricted Shares have vested. Notwithstanding anything to the contrary herein, Restricted Shares may be transferred and exercised in accordance with a Domestic Relations Order.

8.6 Substitute Restricted Shares. The Board may cause the Company to grant Substitute Restricted Shares in connection with the acquisition by the Company or a Parent, Subsidiary or Affiliate of equity securities of any entity (including by merger) or all or a portion of the assets of any entity. Unless and to the extent specified otherwise by the Board, Substitute Restricted Shares shall have the same terms and conditions as the restricted shares they replace, except that (subject to the provisions of Article 10) Substitute Restricted Shares shall be Common Shares rather than equity securities of the granting entity and shall be on terms that, as determined by the Board in its sole and absolute discretion, properly reflect the substitution. Any such Substituted Restricted Shares shall be granted effective on the effective date of the acquisition.

8.7 Section 162(m) Limitation. For so long as the Company is a “publicly held corporation” within the meaning of Section 162(m) of the Code and with respect to grants of Restricted Shares that are intended to qualify as performance-based compensation under Code Section 162(m), no Employee may be granted within any Fiscal Year under the Plan more than 33,333 Restricted Shares which are subject to the achievement of Objectively Determinable Performance Conditions, with such limit subject to adjustment pursuant to Article 10.

ARTICLE 9     STOCK UNITS.

9.1 Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient’s other compensation.

9.2 Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

9.3 Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. The Committee may include among such conditions the achievement of Objectively Determinable Performance Conditions. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or retirement or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that the Company is subject to a Change in Control or in the event that the Participant is subject to an Involuntary Termination after a Change in Control. In addition, acceleration of vesting may be required under Section 10.3.

9.4 Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both, as determined by the Committee. Prior to distribution, any dividend equivalents that are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach. Notwithstanding the foregoing, dividend equivalents awarded with respect to Stock Units subject to unsatisfied performance-based conditions shall accumulate until all applicable performance-based conditions have been satisfied and will be paid, if at all, as soon as reasonably practicable following the satisfaction of the applicable performance-based conditions.

9.5 Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Committee, over the period or periods established by the Committee. A Stock Units Award may place limits on the amount that may be paid over any specified period or periods, on an aggregate basis or as to any Participant. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on performance criteria. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Distribution on settlement may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 10.

9.6 Death of Recipient. Any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

9.7 Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

9.8 Nonassignability of Stock Units. Except as determined by the Committee, no Stock Units Award shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution. Notwithstanding anything to the contrary herein, Stock Units Awards may be transferred and exercised in accordance with a Domestic Relations Order.

9.9 Substitute Stock Units. The Board may cause the Company to grant Substitute Stock Units in connection with the acquisition by the Company or a Parent, Subsidiary or Affiliate of equity securities of any entity (including by merger) or all or a portion of the assets of any entity. Unless and to the extent specified otherwise by the Board, Substitute Stock Units shall have the same terms and conditions as the stock units they replace, except that (subject to the provisions of Article 10) Substitute Stock Units shall be settled with respect to the Fair Market Value of the Common Shares rather than equity securities of the granting entity and shall be on terms that, as determined by the Board in its sole and absolute discretion, properly reflect the substitution.

9.10 Section 162(m) Limitation. For so long as the Company is a “publicly held corporation” within the meaning of Section 162(m) of the Code and with respect to grants of Stock Units that are intended to qualify as performance-based compensation under Code Section 162(m), no Employee may be granted within any Fiscal Year under the Plan more than 33,333 Stock Units which are subject to the achievement of Objectively Determinable Performance Condition, with such limit subject to adjustment pursuant to Article 10.

ARTICLE 10     PROTECTION AGAINST DILUTION.

10.1 Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Shares, a stock split, a reverse stock split, a reclassification or other distribution of the Common Shares without the receipt of consideration by the Company, of or on the Common Stock, a recapitalization, a combination, a spin-off or a similar occurrence, the Committee shall make equitable and proportionate adjustments to:

(a) the maximum aggregate number of Common Shares reserved for issuance under the Plan as specified in Section 3.1 and to be issued as ISOs as set forth under Section 3.1 and the number of Common Shares under the Prior Plans that may become available for award under this Plan pursuant to Section 3.1(ii);

(b) the number and kind of securities available for Awards (and which can be issued as ISOs) under Section 3.1;

(c) the limitations set forth in Sections 4.3(a), 8.7 and 9.10;

(d) the number and kind of securities covered by each outstanding Award;

(e) the Exercise Price under each outstanding Option and SAR; or

(f) the number and kind of outstanding securities issued under the Plan.

In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such proportionate adjustments as it, in its sole discretion, deems appropriate in one or more of the foregoing. Except as provided in this Article 10, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. Any adjustment of Common Shares pursuant to this Section 10.1 shall be rounded down to the nearest whole number of Common Shares. Under no circumstances shall the Company be required to authorize or issue fractional shares and no consideration shall be provided as a result of any fractional shares not being issued or authorized.

10.2 Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs, unvested Restricted Shares and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company and be forfeited to the Company.

10.3 Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving corporation, (b) the assumption of the outstanding Awards by the surviving entity or its parent or subsidiary, (c) the substitution by the surviving entity or its parent or subsidiary of its own awards for the outstanding Awards, (d) full exercisability or vesting and accelerated expiration of the outstanding Awards, (e) settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards, or (f) cancellation of outstanding Awards with or without consideration, and in all cases without needing consent of any Participant. In the event of a Divestiture, the Board may, but need not, direct that one or more of the foregoing actions be taken with respect to Awards held by, for example, Employees, Outside Directors or Consultants for whom the transaction or event resulted in a termination of Service. The Board need not adopt the same rules for each Award or Participant.

ARTICLE 11     DEFERRAL OF AWARDS.

The Committee (in its sole discretion) may permit or require a Participant to:

(a) Have cash that otherwise would be paid to such Participant as a result of the exercise of a SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books;

(b) Have Common Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

(c) Have Common Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books. Such amounts shall be determined by reference to the Fair Market Value of such Common Shares as of the date when they otherwise would have been delivered to such Participant.

A deferred compensation account established under this Article 11 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Article 11.

Any and all arrangements under this Article 11 must comply with the rules and requirements of Section 409A of the Code including, without limitation, the requirements for the timing of deferral elections and the Delay In Payments to Specified Employees.

ARTICLE 12     AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under the Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3. Notwithstanding the foregoing, each Common Share issued pursuant to this Article 12 shall be counted against the Plan reserve in Section 3.1 as one (1) Common Share to the extent such shares are issued in respect of awards under other plans or programs that have substantially similar terms and conditions to Options or SARs granted under the Plan, including, with respect to stock options or equivalent securities, an exercise price at least equal to the fair market value of the securities for which the stock option or equivalent security is exercisable, measured at the date of grant.

ARTICLE 13     PAYMENT OF DIRECTORS’ FEES IN SECURITIES.

13.1 Effective Date. No provision of this Article 13 shall be effective unless and until the Board has determined to implement such provision.

13.2 Elections to Receive NSOs, Restricted Shares or Stock Units. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board. Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Article 13 must be timely filed with the Company on the prescribed form.

13.3 Number and Terms of NSOs, Restricted Shares or Stock Units. The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The Board shall also determine the terms of such NSOs, Restricted Shares or Stock Units.

ARTICLE 14     LIMITATION ON RIGHTS.

14.1 Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the Service of any Employee, Outside Director or Consultant at any time, with or without cause, subject to Applicable Law, the Company’s articles of incorporation and by-laws and a written employment agreement (if any).

14.2 Shareholders’ Rights. A Participant shall have no dividend rights, voting rights or other rights as a shareholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by satisfying all requirements for exercise at a time when the Company is obligated to deliver such Common Shares under the terms of the Award agreement and this Plan. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

14.3 Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all Applicable Law. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all Applicable Law relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

14.4 Code Section 409A. Notwithstanding anything in the Plan to the contrary, the Plan and Awards granted hereunder are intended to comply with the requirements of Code Section 409A and shall be interpreted in a manner consistent with such intention.

ARTICLE 15     WITHHOLDING TAXES.

15.1 General. To the extent required by Applicable Law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

15.2 Share Withholding. To the extent that Applicable Law subjects a Participant to tax withholding obligations, the Committee may establish procedures that may permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when they are withheld or surrendered.

ARTICLE 16     FUTURE OF THE PLAN.

16.1 Term of the Plan. The Plan was effective on the Effective Date. The Plan, as may be amended or restated from time to time, shall remain in effect until the tenth anniversary of the Effective Date or until such earlier date as provided under Section 16.2. Except as provided in Section 3.1, this Plan will not in any way affect outstanding awards that were issued under the Prior Plans or other Company equity compensation plans. No further awards may be granted under the Prior Plans as of the date of approval of this Plan by the Company’s shareholders.

16.2 Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company’s shareholders only to the extent required by Applicable Law. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not impair the rights of any Participant under any Award previously granted under the Plan unless the Participant consents to such amendment. The Board or the Committee may amend the terms of any existing Award, prospectively or retroactively, but no such amendment shall impair the rights of any Participant unless the Participant consents to such amendment. The Board or the Committee may not amend the terms of any Option or SAR to reduce the Exercise Price (except pursuant to Article 10), or cancel any Option or SAR and grant a new Option or SAR with a lower Exercise Price such that the effect would be the same as reducing the Exercise Price, without the approval of the Company’s shareholders. Notwithstanding anything herein to the contrary, no consent of a Participant shall be required if the Board determines, in its sole and absolute discretion, that the amendment, suspension, termination, or modification: (a) is required or advisable in order for the Company, the Plan or the Award to satisfy Applicable Law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (b) in connection with any transaction or event described in Article 10, is in the best interests of the Company or its shareholders. The Board may, but need not, take the tax or accounting consequences to affected Participants into consideration in acting under the preceding sentence. Those decisions shall be final, binding and conclusive. Termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it under the Plan with respect to Awards granted before the termination notwithstanding that Awards become exercisable or are to be settled after the termination.

ARTICLE 17     DEFINITIONS.

17.1 “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

17.2 “Applicable Law” means any and all laws of whatever jurisdiction, within or without the United States, and the rules of any stock exchange or quotation system on which Common Shares are listed or quoted, applicable to the taking or refraining from taking of any action under the Plan, including the administration of the Plan and the issuance or transfer of Awards.

17.3 “Award” means any award of an Option, a SAR, a Restricted Share or a Stock Unit under the Plan.

17.4 “Board” means the Company’s Board of Directors, as constituted from time to time.

17.5 “Cause” means, except as may otherwise be provided in an applicable Award agreement, (a) acts or omissions constituting gross negligence, recklessness or willful misconduct with respect to the Participant’s obligations or otherwise relating to the business of the Company; (b) the Participant’s material breach of a written agreement between the Participant and the Company (or a Parent, Subsidiary or Affiliate); (c) conviction or entry of a plea of nolo contendere for fraud, misappropriation or embezzlement, or any felony or crime of moral turpitude; (d) dishonesty or involvement in any conduct that adversely affects the Company’s name or public image or is otherwise detrimental to the Company’s business interests; (e) willful neglect of duties; or (f) unauthorized use or disclosure of the confidential information or trade secrets of the Company, which use or disclosure causes material harm to the Company. The foregoing, however, shall not be deemed an exclusive list of all acts or omissions that the Company (or the Parent, Subsidiary or Affiliate employing the Participant) may consider as grounds for the discharge of the Participant without Cause. The Committee shall be entitled to determine “Cause” based on the Committee’s good faith belief.

17.6 “Change in Control” means, except as may otherwise be provided in an applicable Award agreement:

(a) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;

(b) The sale, transfer or other disposition of all or substantially all of the Company’s assets;

(c) A change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors;

(d) Any transaction as a result of which the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders which a majority of the Continuing Directors who are not affiliated with the offeror do not recommend such shareholders accept; or

(e) A Divestiture; provided that a Divestiture shall be a Change in Control only to the extent that the Board determines that such Divestiture constitutes a Change in Control, and then only for those Participants for whom the Board has expressly resolved that such Divestiture constitutes a Change in Control for such Participants. In making such determination, the Board need not adopt the same rules for each Award or Participant.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. The Committee shall determine whether an event shall be treated as a Change in Control.

17.7 “Code” means the Internal Revenue Code of 1986, as amended.

17.8 “Committee” means a committee of the Board, as described in Article 2.

17.9 “Common Share” means one share of the common stock of the Company.

17.10 “Company” means Overland Storage, Inc., a California corporation.

17.11 “Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor.

17.12 “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

17.13 “Delay In Payments to Specified Employees” means if a Participant is a “specified employee” (as defined under Code Section 409A) on separation from Service, to the extent any Award or arrangement needs to comply with Code Section 409A, then certain payments may be delayed and not be paid during the first six months following the separation from Service but will instead be paid on the earlier of the first business day of the 7th month following the separation from Service, or ten (10) days after the Company receives written confirmation of the Participant’s death. Any such delayed payments shall be made without interest.

17.14 “Director” means a member of the Board of Directors of the Company.

17.15 “Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The Disability of a Participant shall be determined solely by the Committee on the basis of such medical evidence as the Committee deems warranted under the circumstances.

17.16 “Divestiture” means a transaction or event where the Company or a Parent, Subsidiary or Affiliate sells or otherwise transfers its equity securities to a person or entity other than the Company or a Parent, Subsidiary or Affiliate, or leases, exchanges or transfers all or any portion of its assets to such a person or entity, where the Board specifies that such transaction or event constitutes a “Divestiture.”

17.17 “Domestic Relations Order” means a “domestic relations order” as defined in, and otherwise meeting the requirements of, section 414(p) of the Code, except that reference to a “plan” in that definition shall be to the Plan.

17.18 “Effective Date” means November 14, 2009 which was the date on which the Plan was adopted by the Board.

17.19 “Employee” means a common law employee of the Company, a Parent, a Subsidiary or an Affiliate. Notwithstanding the foregoing, individuals who are classified by the Company or a Parent, Subsidiary or Affiliate as (i) leased from or otherwise employed by a third party, (ii) independent contractors, or (iii) intermittent or temporary workers, shall not be deemed Employees. The Company’s or a Parent’s, Subsidiary’s or Affiliate’s classification of an individual as an “Employee” (or as not an “Employee”) for purposes of the Plan shall not be altered retroactively even if that classification is changed retroactively for another purpose as a result of an audit, litigation or otherwise. A Participant shall not cease to be an Employee due to transfers between locations of the Company, or among the Company and a Parent, Subsidiary or Affiliate, or to any successor to the Company or a Parent, Subsidiary or Affiliate that assumes an Optionee’s Options under Section 10.3. Neither service as a Director nor receipt of a director’s fee shall be sufficient to make a Director an “Employee.”

17.20 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

17.21 “Exercise Price,” in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

17.22 “Fair Market Value” means the market price of a Common Share determined by the Committee as follows:

(i) If the Common Shares were traded on a stock exchange (such as the New York Stock Exchange, NYSE Amex, the NASDAQ Global Market or NASDAQ Capital Market) at the time of determination, then the Fair Market Value shall be equal to the regular session closing price for such stock as reported by such exchange (or the exchange or market with the greatest volume of trading in the Common Shares) on the date of determination, or if there were no sales on such date, on the last date preceding such date on which a closing price was reported;

(ii) If the Common Shares were traded on the OTC Bulletin Board at the time of determination, then the Fair Market Value shall be equal to the last-sale price reported by the OTC Bulletin Board for such date of determination, or if there were no sales on such date, on the last date preceding such date on which a sale was reported; and

(iii) If neither of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith using a reasonable application of a reasonable valuation method as the Committee deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported by the applicable exchange or the OTC Bulletin Board, as applicable, or a nationally recognized publisher of stock prices or quotations (including an electronic on-line publication). Such determination shall be conclusive and binding on all persons.

17.23 “Fiscal Year” means the Company’s fiscal year.

17.24 “Involuntary Termination” means the termination of the Participant’s Service by reason of:

(a) The involuntary discharge of the Participant by the Company (or the Parent, Subsidiary or Affiliate employing him or her) for reasons other than Cause; or

(b) The voluntary resignation of the Participant following (i) a material adverse change in his or her title, stature, authority or responsibilities with the Company (or the Parent, Subsidiary or Affiliate employing him or her), (ii) a material reduction in his or her base salary or (iii) receipt of notice that his or her principal workplace will be relocated by more than 90 miles.

17.25 “ISO” means an incentive stock option described in section 422(b) of the Code.

17.26 “NSO” means a stock option not described in sections 422 or 423 of the Code.

17.27 “Objectively Determinable Performance Condition” shall mean a performance condition (i) that is established (A) at the time an Award is granted or (B) no later than the earlier of (1) 90 days after the beginning of the period of Service to which it relates, or (2) before 25% of the period of Service to which it relates has elapsed, (ii) that is substantially uncertain of achievement at the time it is established, and (iii) the achievement of which would be determinable by a third party with knowledge of the relevant facts. Examples of measures that may be used in Objectively Determinable Performance Conditions include net order dollars, net profit dollars, net profit growth, net revenue dollars, profit/loss or profit margin, operating profit, net operating profit, operating margin, working capital, sales or revenue, revenue growth, gross margin, cost of goods sold, individual performance, cash, accounts receivables, writeoffs, cash flow, liquidity, income, net income, operating income, net operating income, earnings, earnings before interest, taxes, depreciation and/or amortization, earnings per share, growth in earnings per share, price/earnings ratio, debt or debt-to-equity, economic value added, assets, return on assets, return on equity, stock price, shareholders’ equity, total shareholder return, including stand-alone or relative to a stock market or peer group index, return on capital, return on assets or net assets, return on investment, return on operating revenue, any other financial objectives, objective customer satisfaction indicators and efficiency measures, operations, research or related milestones, intellectual property (e.g., patents), product development, site, plant or building development, internal controls, policies and procedures, information technology, human resources, corporate governance, business development, market share, strategic alliances, licensing and partnering, contract awards or backlog, expenses, overhead or other expense reduction, compliance programs, legal matters, accounting and reporting, credit rating, strategic plan development and implementation, mergers and acquisitions and divestitures, financings, management, improvement in workforce diversity, or any similar criteria, each with respect to the Company and/or a Parent, Subsidiary or Affiliate, and/or an individual business unit.

17.28 “Officer” means an officer of the Company as defined in Rule 16a-1 adopted under the Exchange Act.

17.29 “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

17.30 “Optionee” means an individual or estate who holds an Option or SAR.

17.31 “Outside Director” means a member of the Board who is not an Employee.

17.32 “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

17.33 “Participant” means (i) a person to whom an Award has been granted, including a holder of a Substitute Award; or (ii) a person to whom an Award has been transferred in accordance with the applicable requirements of Sections 5.6, 7.7, 8.5, or 9.8

17.34 “Plan” means this Overland Storage, Inc. 2009 Equity Incentive Plan, as amended from time to time.

17.35 “Prior Plans” means the Company’s 1995 Stock Option Plan, 1997 Executive Stock Option Plan, 2000 Stock Option Plan, 2001 Supplemental Stock Option Plan, and 2003 Equity Incentive Plan, each as in effect on the Effective Date.

17.36 “Restricted Share” means a Common Share awarded pursuant to Article 8 of the Plan.

17.37 “Restricted Stock Agreement” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

17.38 “SAR” means a stock appreciation right granted under the Plan.

17.39 “SAR Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her SAR.

17.40 “Service” means service as an Employee, Outside Director or Consultant. Unless otherwise determined by the Committee or otherwise provided in the Plan or Award agreement, Service shall continue notwithstanding a change in status from an Employee, Consultant or Outside Director to another such status. An event that causes a Parent, Subsidiary or Affiliate to cease having status as a Parent, Subsidiary or Affiliate shall be deemed to discontinue the Service of that entity’s Employees, Outside Directors and Consultants unless such persons retain the status of Employee, Outside Director or Consultant of the Company or a remaining Parent, Subsidiary or Affiliate.

17.41 “Shareholder Approval Date” means January 5, 2010 which was the date on which the adoption of the Plan was approved by the Company’s shareholders.

17.42 “Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

17.43 “Stock Unit” means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.

17.44 “Stock Unit Agreement” means the agreement between the Company and the recipient of Stock Units that contains the terms, conditions and restrictions pertaining to such Stock Units.

17.45 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

17.46 “Substitute Award” means a Substitute Option, Substitute SAR, Substitute Restricted Share or Substitute Stock Unit granted in accordance with the terms of the Plan.

17.47 “Substitute Option” means an Option granted in substitution for, or upon the conversion of, an option granted by another entity to purchase equity securities in the granting entity.

17.48 “Substitute SAR” means a SAR granted in substitution for, or upon the conversion of, a stock appreciation right granted by another entity with respect to equity securities in the granting entity.

17.49 “Substitute Restricted Share” means a Restricted Share granted in substitution for a restricted share granted by another entity with respect to equity securities in the granting entity.

17.50 “Substitute Stock Unit” means a Stock Unit granted in substitution for, or upon the conversion of, a stock unit granted by another entity with respect to equity securities in the granting entity.

17.51 “Ten Percent Shareholder” means any person who, directly or by attribution under Section 424(d) of the Code, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary on the date of Option grant.

ANNEX C

2006 EMPLOYEE STOCK PURCHASE PLAN

OF

OVERLAND STORAGE, INC.

(AS AMENDED EFFECTIVE APRIL 13, 2011)

(this plan document has been revised to account for the

Company’s 1 for 3 reverse stock split in December 2009)

C-i

2006 EMPLOYEE STOCK PURCHASE PLAN

OF OVERLAND STORAGE, INC.

1.	PURPOSE.

The purpose of this Plan is to provide an opportunity for Employees of the Corporation and its Designated Subsidiaries, to purchase Common Stock of the Corporation and thereby to have an additional incentive to contribute to the prosperity of the Corporation. It is the intention of the Corporation that the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code, although the Corporation makes no undertaking nor representation to maintain such qualification.

2.	DEFINITIONS.

(a) “Board” shall mean the Board of Directors of the Corporation.

(b) “Base Compensation” shall mean, with respect to each Participant for each pay period, such Participant’s Compensation, excluding (i) Bonus Compensation; (ii) any amounts contributed by the Corporation or a Designated Subsidiary to any pension plan, deferred compensation plan, or other similar plan; (iii) any automobile allowance (or reimbursement for such expenses); and (iv) any amounts paid as a starting bonus or finder’s fee.

(c) “Bonus Compensation” shall mean, with respect to each Participant for each period with respect to which a cash bonus is payable to such Employee, the amount of the cash bonus payable to such Participant for such period. Except as determined by the Committee, Bonus Compensation does not include: (i) any amounts contributed by the Corporation or a Designated Subsidiary to any pension plan, deferred compensation plan, or other similar plan; (ii) any automobile allowance (or reimbursement for such expenses); or (iii) any amounts paid as a starting bonus or finder’s fee.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(e) “Committee” shall mean the committee appointed by the Board in accordance with Section 12 of the Plan.

(f) “Common Stock” shall mean the common stock of the Corporation, or any stock into which such Common Stock may be converted.

(g) “Compensation” shall mean an Employee’s wages or salary and other amounts payable to an Employee on account of personal services rendered by the Employee to the Corporation or a Designated Subsidiary and which are reportable as wages or other compensation on the Employee’s Form W-2, plus pre-tax contributions of the Employee under a cash or deferred arrangement (“401(k) plan”) or cafeteria plan maintained by the Corporation or a Designated Subsidiary, but excluding, however, (1) non-cash fringe benefits, (2) special payments as determined by the Committee (e.g., moving expenses, unused vacation, severance pay), (3) income from the exercise of stock options or other stock purchases and (4) any other items of Compensation as determined by the Committee.

(h) “Corporation” shall mean Overland Storage, Inc., a California corporation.

(i) “Designated Subsidiary” shall mean a Subsidiary that has been designated by the Board as eligible to participate in the Plan.

(j) “Employee” shall mean an individual classified as an employee (within the meaning of Code Section 3401(c) and the regulations thereunder) by the Corporation or a Designated Subsidiary on the payroll records of the Corporation or Designated Subsidiary during the relevant participation period.

(k) “Entry Date” shall mean the first day of each Option Period.

(l) “Exercise Date” shall mean the last business day of each Exercise Period.

(m) “Exercise Period” shall mean a three-month, six-month or other period as determined by the Board. The first Exercise Period during an Option Period shall commence on the first day of such Option Period. Subsequent Exercise Periods, if any, shall run consecutively after the termination of the preceding Exercise Period. The last Exercise Period in an Option Period shall terminate on the last day of such Option Period.

(n) “Fair Market Value” shall mean the value of one (1) share of Common Stock on the relevant date, determined as follows:

(1) If the shares are traded on any established securities exchange or national market system, the reported “closing price” on the last trading date immediately preceding the relevant date;

(2) If the shares are not traded on an established securities exchange or national market system, the fair market value as determined by the Committee in good faith. Such determination shall be conclusive and binding on all persons.

(o) “Maximum Percentage” shall mean the maximum percentage of (i) Base Compensation, or (ii) Base Compensation and Bonus Compensation, which a Participant may elect to have withheld from Compensation pursuant to Section 4. The Maximum Percentage will be fifteen percent (15%) unless a lower percentage amount is designated by the Committee with respect to an Option Period.

(p) “Option Period” shall mean a period of up to twenty-seven (27) months as determined by the Committee. The Board may determine that the Option Period and the Exercise Period are the same.

(q) “Parent” shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, as described in Code Section 424(e).

(r) “Participant” shall mean a participant in the Plan as described in Section 4 of the Plan.

(s) “Plan” shall mean this 2006 Employee Stock Purchase Plan of Overland Storage, Inc.

(t) “Shareholder” shall mean a record holder of shares entitled to vote shares of Common Stock under the Corporation’s by-laws.

(u) “Subsidiary” shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, as described in Code Section 424(f).

3.	ELIGIBILITY.

Any Employee regularly employed on a full-time basis by the Corporation or by any Designated Subsidiary on an Entry Date shall be eligible to participate in the Plan with respect to the Option Period commencing on such Entry Date, provided that the Committee may establish administrative rules requiring that employment commence some minimum period (e.g., one pay period) prior to an Entry Date to be eligible to participate with respect to that Entry Date and provided further that (1) the Board may extend eligibility to part-time Employees pursuant to criteria and procedures established by the Committee and (2) the Board may impose an eligibility period on participation of up to two years with respect to participation on any prospective Entry Date. The Board may also determine that a designated group of highly compensated Employees (e.g., Employees subject to Section 16(b) of the Securities Exchange Act of 1934) is ineligible to participate in the Plan. An Employee shall be considered employed on a full-time basis unless his or her customary employment is less than 20 hours per week or five months per year. No Employee may participate in the Plan if immediately after an option is granted the Employee owns or is considered to own (within the meaning of Code Section 424(d)), shares of stock, including stock which the Employee may purchase by conversion of convertible securities or under outstanding options granted by the Corporation, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or of any of its Parents or Subsidiaries. All Employees who participate in the Plan shall have the same rights and privileges under the Plan except for differences which may be mandated by local law and which are consistent with Code Section 423(b)(5). The Board may impose restrictions on eligibility and participation of Employees who are officers and directors to facilitate compliance with federal or state securities laws or foreign laws.

4.	PARTICIPATION.

4.1 An Employee who is eligible to participate in the Plan in accordance with Section 3 may become a Participant by filing, on a date prescribed by the Committee prior to an applicable Entry Date, a completed payroll deduction authorization and Plan enrollment form provided by the Corporation. An eligible Employee may authorize payroll deductions at the rate of any whole percentage (i.e., 1%, 2%, 3%, etc.), up to the Maximum Percentage, of either (i) the Employee’s Base Compensation, or (ii) the Employee’s Base Compensation and Bonus Compensation, as elected by the Employee in the payroll deduction authorization and Plan enrollment form. If an Employee has elected to participate in the Plan but has not made an election whether payroll deductions should be calculated and withheld from the Employee’s Base Compensation, or from the Employee’s Base Compensation and Bonus Compensation, then payroll deductions shall be calculated and withheld from such Employee’s Base Compensation only. All payroll deductions may be held by the Corporation and commingled with its other corporate funds. No interest shall be paid or credited to the Participant with respect to such payroll deductions except where required by local law as determined by the Committee. A separate bookkeeping account for each Participant shall be maintained by the Corporation under the Plan and the amount of each Participant’s payroll deductions shall be credited to such account. A Participant may not make any additional payments into such account.

4.2 Under procedures established by the Committee, a Participant may suspend or discontinue participation in the Plan at any time during an Exercise Period by completing and filing a new payroll deduction authorization and Plan enrollment form with the Corporation. A Participant may at any time increase or decrease his or her rate of payroll deductions, or change his or her election of the portion of Compensation (i.e., Base Compensation, or Base Compensation and Bonus Compensation) from which payroll deductions will be calculated and withheld, by filing a new payroll deduction authorization and Plan enrollment form. Changes in rate shall be effective as soon as reasonably practicable after the Corporation has received such form. Changes in the portion of Compensation from which payroll deductions will be calculated and withheld will be effective for the next commencing Exercise Period, subject to continuing eligibility of the Participant pursuant to Section 3. The Committee may establish rules limiting the frequency with which Participants may increase or decrease the rate of payroll deduction, or change the election of the portion of Compensation from which payroll deductions will be calculated and withheld, and may impose a waiting period on Participants wishing to increase the rate of payroll deductions after a decrease. If a new payroll deduction authorization and Plan enrollment form is not filed with the Corporation, the rate of payroll deductions and the portion of Compensation from which payroll deductions will be calculated and withheld shall continue as originally elected (i) throughout the Option Period and (ii) subject to continued eligibility as determined under Section 3, for succeeding Option Periods; unless in either case the Committee determines to change the Maximum Percentage.

If a Participant suspends participation during an Exercise Period, his or her accumulated payroll deductions will remain in the Plan for purchase of shares as specified in Section 6 on the following Exercise Date, but the Participant will not again participate until he or she completes a new payroll deduction authorization and Plan enrollment form. The Committee may establish rules limiting the frequency with which Participants may suspend and resume payroll deductions under the Plan and may impose a waiting period on Participants wishing to resume suspended payroll deductions. If a Participant discontinues participation in the Plan, the amount credited to the Participant’s individual account shall be paid to the Participant without interest (except where required by local law).

4.3 In the event any Participant terminates employment with the Corporation or any Subsidiary for any reason (including death) prior to the expiration of an Option Period, the Participant’s participation in the Plan shall terminate and all amounts credited to the Participant’s account shall be paid to the Participant or the Participant’s estate without interest (except where required by local law). Whether a termination of employment has occurred shall be determined by the Committee. The Committee may also establish rules regarding when change of employment status (e.g., from full-time to part-time) will be considered to be a termination of employment, and the Committee may establish termination of employment procedures for this Plan which are independent of similar rules established under other benefit plans of the Corporation and its Subsidiaries. For purposes of the Plan, employment shall not be deemed to terminate when the Participant is on military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed three months, or if longer, so long as the Participant’s right to reemployment with the Corporation or a Designated Subsidiary is provided either by statute or by contract. If the leave of absence exceeds three months and the Participant’s right to reemployment is not provided either by statute or by contract, the employment relationship is deemed to terminate on the first day immediately following such three-month period.

In the event of a Participant’s death, any accumulated payroll deductions will be paid, without interest, to the estate of the Participant.

5.	OFFERING.

5.1 The maximum number of shares of Common Stock that may be issued pursuant to the Plan shall be 766,6661 shares. The Board may designate any amount of available shares for offering for any Option Period determined pursuant to Section 5.2.

5.2 Each Option Period, Entry Date and Exercise Period shall be determined by the Board, provided that the first Option Period shall commence on February 5, 2007. The Board shall have the power to change the duration of future Option Periods or future Exercise Periods, and to determine whether to have overlapping Option Periods, with respect to any prospective offering, without Shareholder approval, and without regard to the expectations of any Participants.

5.3 With respect to each Option Period, each eligible Employee who has elected to participate as provided in Section 4.1 shall be granted an option to purchase that number of shares of Common Stock which may be purchased with the payroll deductions accumulated on behalf of such Employee during each Exercise Period within such Option Period at the purchase price specified in Section 5.4 below; provided, however, (1) in no event shall the Employee be entitled to accrue rights to purchase shares under the Plan (and all other employee stock purchase plans, as defined in Code Section 423, of the Corporation and its Parents and Subsidiaries) at a rate which exceeds $25,000 of the Fair Market Value of such stock (determined at the time the option is granted) for any calendar year in which such option is outstanding at any time, and (2) the maximum number of shares that any one individual may acquire upon exercise of his or her option with respect to any one Option Period is 2,000 (provided that the Board or the Committee may amend the limit set forth in this clause (2), effective no earlier than the first Option Period commencing after the adoption of such amendment, without shareholder approval).2

5.4 The option price under each option shall be 95% (the “Designated Percentage”) of the Fair Market Value on the Exercise Date on which the Common Stock is purchased. Notwithstanding the foregoing, the Board or Committee may, in its discretion, do either or both of the following:

(a) Change the Designated Percentage with respect to any future Option Period, but not below 85%.

[1]	The current aggregate share limit for the Plan is 166,666 shares. Shareholders are being asked to approve amendments to the Plan that would increase this aggregate share limit by an additional 600,000 shares (so that the new aggregate share limit for the Plan would be 766,666 shares).
[2]	Shareholders are being asked to approve an increase in this sub-limit on the number of shares that may be purchased pursuant to an option granted under the Plan from 500 shares to 2,000 shares.

(b) Determine the option price for any future Option Period as the lower of (i) the Designated Percentage of the Fair Market Value of the Common Stock on the Entry Date on which an option is granted, or (ii) the Designated Percentage of the Fair Market Value on the Exercise Date on which the Common Stock is purchased.

5.5 If the total number of shares of Common Stock for which options granted under the Plan are exercisable exceeds the maximum number of shares offered on any Entry Date, the number of shares which may be purchased under options granted on the Entry Date shall be reduced on a pro rata basis in as nearly a uniform manner as shall be practicable and equitable. In this event, payroll deductions shall also be reduced or refunded accordingly. If an Employee’s payroll deductions during any Exercise Period exceed the purchase price for the maximum number of shares permitted to be purchased under Section 5.3, the excess shall be refunded to the Participant without interest (except where otherwise required by local law).

5.6 If the option price is determined in accordance with Section 5.4(b), then in the event that the Fair Market Value of the Common Stock is lower on the first day of an Exercise Period within an Option Period (subsequent “Reassessment Date”) than it was on the Entry Date for such Option Period, all Employees participating in the Plan on the Reassessment Date shall be deemed to have relinquished the unexercised portion of the option granted on the Entry Date and to have enrolled in and received a new option commencing on such Reassessment Date, unless the Board has determined not to permit overlapping Option Periods or to restrict such transfers to lower price Option Periods.

6.	PURCHASE OF STOCK.

Upon the expiration of each Exercise Period, a Participant’s option shall be exercised automatically for the purchase of that number of full shares of Common Stock which the accumulated payroll deductions credited to the Participant’s account at that time shall purchase at the applicable price specified in Section 5.4. A Participant’s option may be exercised, during the Participant’s lifetime, only by the Participant.

7.	PAYMENT AND DELIVERY.

Upon the exercise of an option, the Corporation shall deliver to the Participant the Common Stock purchased and the balance of any amount of payroll deductions credited to the Participant’s account not used for the purchase. The Board may permit or require that shares be deposited directly with a broker designated by the Participant (or a broker selected by the Committee) or to a designated agent of the Corporation, and the Committee may utilize electronic or automated methods of share transfer. The Board may require that shares be retained with such broker or agent for a designated period (and may restrict dispositions during that period) and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares or to restrict transfer of such shares. To the extent the unused cash balance represents a fractional share, the unused cash balance credited to the Participant’s account shall be carried over to the next Exercise Period, if the Participant is also a Participant in the Plan at that time or refunded to the Participant, as determined by the Committee. The Corporation shall retain the amount of payroll deductions used to purchase Common Stock as full payment for the Common Stock and the Common Stock shall then be fully paid and non-assessable. No Participant shall have any voting, dividend, or other Shareholder rights with respect to shares subject to any option granted under the Plan until the option has been exercised and shares issued. Notwithstanding anything herein to the contrary, no shares of Common Stock shall be purchased or delivered under the Plan until the Shareholders have approved the adoption of the Plan.

8.	RECAPITALIZATION.

If after the grant of an option, but prior to the purchase of Common Stock under the option, there is any increase or decrease in the number of outstanding shares of Common Stock because of a stock split, stock dividend, combination or recapitalization of shares subject to options, the number of shares to be purchased pursuant to an option, the share limit of Section 5.3 and the maximum number of shares specified in Section 5.1 shall be proportionately increased or decreased, the terms relating to the purchase price with respect to the option shall be appropriately adjusted by the Board, and the Board shall take any further actions which, in the exercise of its discretion, may be necessary or appropriate under the circumstances.

The Board also shall proportionally adjust the number of shares specified in Section 5.1, as well as the price per share of Common Stock covered by each outstanding option and the maximum number of shares subject to any individual option, in such manner as the Board deems appropriate and equitable, in the event the Corporation effects one or more reorganizations, recapitalizations, spin-offs, split-ups, rights offerings or reductions of shares of its outstanding Common Stock.

The Board’s determinations under this Section 8 shall be conclusive and binding on all parties.

9.	MERGER, LIQUIDATION, OTHER CORPORATION TRANSACTIONS.

In the event of the proposed liquidation or dissolution of the Corporation, the Option Period will terminate immediately prior to the consummation of such proposed transaction, unless otherwise provided by the Board in its sole discretion, and all outstanding options shall automatically terminate and the amounts of all payroll deductions will be refunded without interest to the Participants.

In the event of a proposed sale of all or substantially all of the assets of the Corporation, or the merger or consolidation of the Corporation with or into another corporation, then in the sole discretion of the Board, (1) each option shall be assumed or an equivalent option shall be substituted by the successor corporation or parent or subsidiary of such successor corporation, (2) a date established by the Board on or before the date of consummation of such merger, consolidation or sale shall be treated as an Exercise Date, and all outstanding options shall be deemed exercisable on such date or (3) all outstanding options shall terminate and the accumulated payroll deductions shall be returned to the Participants.

10.	TRANSFERABILITY.

Options granted to Participants may not be voluntarily or involuntarily assigned, transferred, pledged, or otherwise disposed of in any way, and any attempted assignment, transfer, pledge, or other disposition shall be void and without effect. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than as permitted by the Code, such act shall be treated as an election by the participant to discontinue participation in the Plan pursuant to Section 4.2.

11.	AMENDMENT OR TERMINATION OF THE PLAN.

11.1 The Plan shall continue indefinitely unless terminated in accordance with Section 11.2.

11.2 The Board may, in its sole discretion, insofar as permitted by law, terminate or suspend the Plan, or revise or amend it in any respect whatsoever, except that, without approval of the Shareholders, no such revision or amendment shall:

(a) increase the number of shares subject to the Plan, other than an adjustment under Section 8 of the Plan;

(b) materially modify the requirements as to eligibility for participation in the Plan, except as otherwise specified in this Plan;

(c) materially increase the benefits accruing to Participants;

(d) reduce the purchase price specified in Section 5.4, except as specified in Section 8; or

(e) amend this Section 11.2 to defeat its purpose.

12.	ADMINISTRATION.

The Board shall appoint a Committee consisting of at least two members who will serve for such period as the Board may specify and who may be removed by the Board at any time. The Committee will have the authority and responsibility for the day-to-day administration of the Plan, the authority and responsibility specifically provided in this Plan and any additional duties, responsibility and authority delegated to the Committee by the Board, which may include any of the functions assigned to the Board in this Plan. The Committee shall have full power and authority to promulgate any rules and regulations which it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection with administration of the Plan as it deems necessary or advisable, consistent with the delegation from the Board. Decisions of the Board and the Committee shall be final and binding upon all participants. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting of the Committee duly held. The Corporation shall pay all expenses incurred in the administration of the Plan. No Board or Committee member shall be liable for any action or determination made in good faith with respect to the Plan or any option granted thereunder.

13.	COMMITTEE RULES FOR FOREIGN JURISDICTIONS.

The Committee may adopt rules or procedures relating to the operation and administration of the Plan in non-United States jurisdictions to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements.

14.	SECURITIES LAWS REQUIREMENTS.

The Corporation shall not be under any obligation to issue Common Stock upon the exercise of any option unless and until the Corporation has determined that: (i) it and the Participant have taken all actions required to register the Common Stock under the Securities Act of 1933, or to perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) all other applicable provisions of state, federal and applicable foreign law have been satisfied.

15.	GOVERNMENTAL REGULATIONS.

This Plan and the Corporation’s obligation to sell and deliver shares of its stock under the Plan shall be subject to the approval of any governmental authority required in connection with the Plan or the authorization, issuance, sale, or delivery of stock hereunder.

16.	NO ENLARGEMENT OF EMPLOYEE RIGHTS.

Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the employ of the Corporation or any Designated Subsidiary or to interfere with the right of the Corporation or Designated Subsidiary to discharge any Employee at any time.

17.	GOVERNING LAW.

This Plan shall be governed by California law.

IN WITNESS WHEREOF, the Board has adopted this Plan on April 13, 2011 subject to Shareholder approval within 12 months of such date, and the Corporation has caused its duly authorized officer to execute this document in the name of the Corporation.

OVERLAND STORAGE, INC.

By:
Its:

OVERLAND STORAGE, INC.

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, June 14, 2011

9:00 a.m.

CityView Plaza Conference Center

100 W. San Fernando Street

San Jose, CA 95113

2010 Annual Meeting Proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I appoint Eric L. Kelly and Kurt L. Kalbfleisch, or either of them, with power of substitution to each, to vote all shares of common stock which I have power to vote at the annual meeting of shareholders of Overland Storage, Inc. to be held on Tuesday, June 14, 2011 at 9:00 a.m., or at any adjournment or postponement thereof, in accordance with the instructions on the reverse side of this card and with the same effect as though I were present in person and voting such shares. My appointed proxies are authorized in their discretion to vote upon such other business as may properly come before the annual meeting.

There are three ways to vote your Proxy.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned this proxy card.

VOTE BY PHONE – TOLL FREE – 1-800-560-1965 – QUICK***EASY***IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week until 9:00 p.m., Pacific Time, on June 13, 2011.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Payer Identification Number available. Follow the simple instructions the voice provides you.

VOTE VIA INTERNET – http://www.eproxy.com/ovrl/ – QUICK***EASY***IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week until 9:00 p.m., Pacific Time, June 13, 2011.
•

Please have your proxy card and the last four digits of your Social Security Number or Tax Payer Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Overland Storage, Inc., c/o Wells Fargo Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by phone or Internet, please do not mail your proxy card.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945	COMPANY #

Address Change? Mark box, sign, and indicate changes below:    ☐

THE DIRECTORS RECOMMEND A VOTE “FOR” ALL NOMINEES FOR

DIRECTOR LISTED IN PROPOSAL 1 AND A VOTE “FOR” PROPOSALS 2 THROUGH 5

1. ELECT SIX DIRECTORS:

01 Robert A. Degan	04 Eric L. Kelly	☐	Vote FOR	☐	Vote WITHHELD
02 Nora M. Denzel	05 Scott McClendon		all nominees		from all nominees
03 Joseph A. De Perio	06 Shmuel Shottan			(except as marked)

(Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided at right.)

2. APPROVE AN AMENDMENT TO OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF OUR COMMON STOCK FROM 45,100,000 SHARES TO 90,200,000 SHARES:

☐	For	☐	Against	☐	Abstain

ò  Please fold here  ò

3. APPROVE AMENDMENTS TO OUR 2009 EQUITY INCENTIVE PLAN, INCLUDING AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR AWARD GRANT PURPOSES UNDER THE 2009 EQUITY INCENTIVE PLAN BY 3,200,000 SHARES OF COMMON STOCK:

☐	For	☐	Against	☐	Abstain

4. APPROVE AMENDMENTS TO OUR 2006 EMPLOYEE STOCK PURCHASE PLAN, INCLUDING AN INCREASE IN THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE 2006 EMPLOYEE STOCK PURCHASE PLAN BY 600,000 SHARES:

☐	For	☐	Against	☐	Abstain

5. RATIFY THE APPOINTMENT OF MOSS ADAMS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JULY 3, 2011:

☐	For	☐	Against	☐	Abstain

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1, “FOR” PROPOSALS 2 THROUGH 5 AND IN THE DISCRETION OF THE APPOINTED PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

Date: _______________________________________

Signature(s) in Box

Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.